EXECUTION VERSION

SECURITIES PURCHASE AGREEMENT

This Securities Purchase Agreement (this “Agreement”) is dated as of July 27, 2006, by and among EDAP TMS S.A., a French société anonyme (the “Company”), and each purchaser identified on the signature pages hereto (each, a “Purchaser” and collectively, the “Purchasers”).

RECITALS

A.           The Company and each Purchaser are executing and delivering this Agreement in reliance upon the exemption from securities registration afforded by Section 4(2) of the Securities Act of 1933, as amended (the “Securities Act”).

B.            At the general shareholders meeting of the Company held on June 29, 2006, the shareholders of the Company authorized the Company’s board of directors to effect a capital increase for the benefit of a category of investors meeting certain requirements and to decide the allocation of the Shares (as defined below) to such investors as shall have been identified by the board of directors. At the board of directors’ meeting of the Company held on July 27, 2006, the board of directors decided to effect a capital increase for the benefit of the Purchasers.

C.            Each Purchaser, severally and not jointly, wishes to subscribe for and purchase, and the Company wishes to issue and sell, upon the terms and conditions stated in this Agreement, that aggregate number of ordinary shares, nominal value € 0.13 per share (the “Ordinary Shares”), of the Company, set forth below such Purchaser’s name on the signature page of this Agreement (which aggregate amount for all Purchasers together shall be 961,676 Ordinary Shares and shall be collectively referred to herein as the “Shares”). The Shares will be delivered to Purchasers in accordance with this Agreement solely in the form of Restricted ADRs evidencing Restricted ADSs (each as defined below) representing the Shares.

D.           The Company has engaged Roth Capital Partners, LLC, as its placement agent (the “Placement Agent”) for the offering of the Shares on a “best efforts” basis.

E.           Contemporaneously with the execution and delivery of this Agreement, the parties hereto are executing and delivering a Registration Rights Agreement, in the form attached hereto as Exhibit A (the “Registration Rights Agreement”), pursuant to which, among other things, the Company will agree to provide certain registration rights with respect to the Shares and any ADSs representing the Shares under the Securities Act and applicable state securities laws.

NOW, THEREFORE, IN CONSIDERATION of the mutual covenants contained in this Agreement, and for other good and valuable consideration the receipt and adequacy of which are hereby acknowledged, the Company and the Purchasers hereby agree as follows:

ARTICLE I.

DEFINITIONS

1.1          Definitions. In addition to the terms defined elsewhere in this Agreement, for all purposes of this Agreement, the following terms shall have the meanings indicated in this Section 1.1:

“Action” means any action, suit, inquiry, notice of violation, proceeding (including any partial proceeding such as a deposition) or investigation pending or threatened in writing against or affecting the Company, any Subsidiary or any of their respective properties before or by any court, arbitrator, governmental or administrative agency, regulatory authority (U.S. federal, state, county, local or foreign), stock market, stock exchange or trading facility.

“ADR” means an American Depositary Receipt evidencing one or more American Depositary Shares (each, an “ADS”), with each ADS representing one Ordinary Share, issued under the unrestricted facility maintained by the Depositary under the Deposit Agreement.

“Affiliate” means, with respect to any Person, any other Person that, directly or indirectly through one or more intermediaries, Controls, is controlled by or is under common control with such Person, as such terms are used in and construed under Rule 144. With respect to a Purchaser, any investment fund or managed account that is managed on a discretionary basis by the same investment manager as such Purchaser will be deemed to be an Affiliate of such Purchaser.

“Business Day” means a day, other than a Saturday or Sunday, on which banks in New York City and Lyons, France, are open for the general transaction of business.

“Buy-In” shall have the meaning set forth in Section 4.1(e).

“Closing” shall have the meaning set forth in Section 2.1.

“Closing Date” shall have the meaning set forth in Section 2.1.

“Commission” means the United States Securities and Exchange Commission.

“Company Counsel” means Cleary Gottlieb Steen & Hamilton LLP as U.S. and French counsel to the Company.

“Company Deliverables” has the meaning set forth in Section 2.2(a).

“Company’s Knowledge” means with respect to any statement made to the knowledge of a party, that the statement is based upon the actual knowledge of the officers of such party having responsibility for the matter or matters that are the subject of the statement, after due inquiry and investigation.

“Control” (including the terms “controlling”, “controlled by” or “under common control with”) means the possession, direct or indirect, of the power to direct or cause the direction of the management and policies of a Person, whether through the ownership of voting securities, by contract or otherwise.

“Custodian” means Société Générale as custodian for The Bank of New York as Restricted ADR Depositary and Depositary.

"Delivery Date" shall have the meaning set forth in Section 4.1(e).

“Deposit Agreement” means the Deposit Agreement dated as of July 31, 1997 among the Company, The Bank of New York as Depositary and the owners and beneficial owners of ADRs from time to time, as such agreement may be amended or supplemented.

“Depositary” means The Bank of New York acting as depositary for the ADRs pursuant to the Deposit Agreement.

“Disclosure Materials” has the meaning set forth in Section 3.1(h).

“Effective Date” means the date on which the initial Registration Statement required by Section 2(a) of the Registration Rights Agreement is first declared effective by the Commission.

“Environmental Laws” has the meaning set forth in Section 3.1(l).

“Evaluation Date” has the meaning set forth in Section 3.1(v).

“Exchange Act” means the Securities Exchange Act of 1934, as amended, or any successor statute, and the rules and regulations promulgated thereunder.

“GAAP” means U.S. generally accepted accounting principles, as applied by the Company.

“Indemnified Person” has the meaning set forth in Section 4.6(b).

“Intellectual Property” has the meaning set forth in Section 3.1(r).

“Lien” means any lien, charge, claim, encumbrance, security interest, right of first refusal, preemptive right or other restrictions of any kind.

“Losses” has the meaning set forth in Section 4.6(a).

“Material Adverse Effect” means any of (i) a material and adverse effect on the legality, validity or enforceability of any Transaction Document, (ii) a material and adverse effect on the results of operations, assets, prospects, business or financial condition of the Company and the Subsidiaries, taken as a whole, or (iii) any material adverse impairment to the Company's ability to perform on a timely basis its obligations under any Transaction Document.

“New York Courts” means the state and federal courts sitting in the City of New York, Borough of Manhattan.

“Ordinary Share Equivalents” means any securities of the Company or any Subsidiary which would entitle the holder thereof to acquire at any time Ordinary Shares, including without limitation, any debt, preferred shares, rights, options, warrants or other instrument that is at any time convertible into or exchangeable for, or otherwise entitles the holder thereof to receive, Ordinary Shares or other securities that entitle the holder to receive, directly or indirectly, Ordinary Shares.

“Outside Date” means August 7, 2006.

“Person” means an individual, corporation, partnership, limited liability company, trust, business trust, association, joint stock company, joint venture, sole proprietorship, unincorporated organization, governmental authority or any other form of entity not specifically listed herein.

“Placement Agent Counsel” means Lowenstein Sandler PC as US counsel and Franklin as French counsel.

“Proceeding” means an action, claim, suit, investigation or proceeding (including, without limitation, an investigation or partial proceeding, such as a deposition), whether commenced or threatened.

“Purchaser Deliverables” has the meaning set forth in Section 2.2(b).

“Purchaser Party” has the meaning set forth in Section 4.6(a).

“Registration Rights Agreement” has the meaning set forth in the Recitals.

“Registration Statement” means a registration statement meeting the requirements set forth in the Registration Rights Agreement and covering the resale by the Purchasers of the Registrable Securities (as defined in the Registration Rights Agreement).

“Restricted ADR” means a certificated American Depositary Receipt that includes the restrictive legends set forth in section 4.1(b) hereof, evidencing one or more restricted American Depositary Shares (“Restricted ADSs”), with each Restricted ADS representing one Share.

“Restricted ADR Depositary” means The Bank of New York acting as depositary for the Restricted ADRs pursuant to an Instruction Letter to be dated on or about July 28, 2006 (the “Instruction Letter”) between the Bank of New York and the Company, and for the Shares acting as intermédiaire inscrit.

“Rule 144” means Rule 144 promulgated by the Commission pursuant to the Securities Act, as such Rule may be amended from time to time, or any similar rule or regulation hereafter adopted by the Commission having substantially the same effect as such Rule.

“SEC Reports” has the meaning set forth in Section 3.1(h).

“Secretary’s Certificate” has the meaning set forth in Section 2.2(a)(vi).

“Securities Act” means the Securities Act of 1933, as amended.

“Short Sales” include, without limitation, all “short sales” as defined in Rule 200 promulgated under Regulation SHO under the Exchange Act, whether or not against the box, and all types of direct and indirect stock pledges, forward sale contracts, options, puts, calls, short sales, swaps, “put equivalent positions” (as defined in Rule 16a-1(h) under the Exchange Act) and similar arrangements (including on a total return basis), and sales and other transactions through non-US broker dealers or foreign regulated brokers.

“Subscription Amount” means with respect to each Purchaser, the Subscription Amount indicated on such Purchaser’s signature page to this Agreement.

“Subsidiary” means any “significant subsidiary” as defined in Rule 1-02(w) of the Regulation S-X promulgated by the Commission under the Exchange Act.

“Trading Affiliate” has the meaning set forth in Section 3.2(h).

“Trading Day” means (i) a day on which the ADRs are listed or quoted and traded on their primary Trading Market (other than the OTC Bulletin Board), or (ii) if the ADRs are not listed on a

Trading Market (other than the OTC Bulletin Board), a day on which the ADRs are traded in the over-the-counter market, as reported by the OTC Bulletin Board, or (iii) if the ADRs are not quoted on any Trading Market, a day on which the ADRs are quoted in the over-the-counter market as reported by the National Quotation Bureau Incorporated (or any similar organization or agency succeeding to its functions of reporting prices); provided, that in the event that the ADRs are not listed or quoted as set forth in (i), (ii) and (iii) hereof, then Trading Day shall mean a Business Day.

“Trading Market” means whichever of the New York Stock Exchange, the American Stock Exchange, the NASDAQ Global Market, the NASDAQ Capital Market or OTC Bulletin Board on which the ADRs are listed or quoted for trading on the date in question.

“Transaction Documents” means this Agreement, the schedules and exhibits attached hereto, the Registration Rights Agreement and any other documents or agreements executed in connection with the transactions contemplated hereunder.

ARTICLE II.

PURCHASE AND SALE

2.1          Closing. Subject to the terms and conditions set forth in this Agreement, at the Closing, the Company shall issue and sell to each Purchaser, and each Purchaser shall, severally and not jointly, purchase from the Company, such number of Shares, to be delivered in the form of Restricted ADSs evidenced by Restricted ADRs, as indicated below such Purchaser’s name on the signature page of this Agreement, for the Subscription Amount for such Purchaser as indicated below such Purchaser’s name on the signature page of this Agreement. On the date (the “Closing Date”) the Company or its designee receives the aggregate Subscription Amounts from escrow pursuant to Section 2.3, the Company shall cause (1) the Shares to be issued in registered form (titres nominatifs) in the name of the Restricted ADR Depositary in a separate account maintained by the Custodian for the account of the Restricted ADR Depositary and (2) the Restricted ADR Depositary to issue to each Purchaser Restricted ADRs registered in the name of such Purchaser or its designee representing Restricted ADSs evidencing the Shares subscribed for by such Purchaser (the “Closing”). The Closing of the purchase and sale of the Shares shall take place at the offices of Lowenstein Sandler PC, 1251 Avenue of the Americas, New York, New York on the Closing Date or at such other locations or remotely by facsimile transmission or other electronic means as the parties may mutually agree.

2.2        Closing Deliveries.

(a)          At the Closing, the Company shall issue, deliver or cause to be delivered to each Purchaser the following (the “Company Deliverables”):

(i)           this Agreement, duly executed by the Company;

(ii)          a copy of the certificate (attestation d’inscription en compte) evidencing the Shares registered in the name of the Restricted ADR Depositary or its designee as intermédiaire inscrit together with a certified copy of the share transfer registry of the Company (registre des mouvements de titres);

(iii)         a copy of the Instruction Letter, which shall contain binding and irrevocable written instructions from the Company to the Restricted ADR Depositary instructing the Restricted ADR Depositary to immediately (and in no event more than three (3) Business Days after

Closing) issue to each Purchaser Restricted ADRs free and clear of all restrictive and other legends (except as expressly provided in Section 4.1(b) hereof), representing Restricted ADSs evidencing the number of Shares indicated below such Purchaser’s name on the signature page of this Agreement, registered in the name of such Purchaser or its designee;

(iv)         legal opinions of Company Counsel, in the form attached hereto as Exhibit B, executed by such counsel and addressed to the Purchasers and the Placement Agent;

(v)          the Registration Rights Agreement, duly executed by the Company;

(vi)         a certificate of the Directeur Général of the Company or officer performing similar functions (the “Secretary’s Certificate”), dated as of the Closing Date, certifying the resolutions adopted by the Board of Directors and the Shareholders of the Company approving the transactions contemplated by this Agreement and the other Transaction Documents and the issuance of the Shares and certifying the current versions of the articles of incorporation (statuts) of the Company;

(vii)      the Compliance Certificate referred to in Section 5.1(h); and

(viii)       the bank certificate (certificat du dépositaire des fonds).

(b)          At or before the Closing, each Purchaser shall deliver or cause to be delivered to the Company the following (the “Purchaser Deliverables”):

(i)           this Agreement, duly executed by such Purchaser (together with an executed copy by such Purchaser of the subscription form (bulletin de souscription) attached hereto as Exhibit E-2);

(ii)          its Subscription Amount, in US dollars and in immediately available funds, in the amount set forth below such Purchaser’s name on the applicable signature page hereto by wire transfer to an escrow account established for such purpose pursuant to Section 2.3, as set forth on Exhibit D attached hereto;

(iii)         the Registration Rights Agreement, duly executed by such Purchaser; and

(iv)         a fully completed and duly executed Institutional Accredited Investor Questionnaire and ADR Registration Questionnaire in the forms attached hereto as Exhibits C-1 and C-2 respectively.

2.3        Escrow of Subscription Amount.

(a)          Simultaneously with the execution and delivery of a counterpart to this Agreement by a Purchaser, such Purchaser shall promptly cause a wire transfer of immediately available funds (U.S. dollars) in an amount representing such Purchaser’s Subscription Amount, as set forth on such Purchaser’s signature page to this Agreement, to be paid to the non-interest bearing escrow account of Lowenstein Sandler PC set forth on Exhibit D hereto (the aggregate amounts being held in escrow are referred to herein as the “Escrow Amount”). Lowenstein Sandler PC shall hold the Escrow Amount in escrow until (i) Lowenstein Sandler PC receives written instructions from the Company and the Placement Agent authorizing the release of the Escrow Amount; or (ii) Lowenstein Sandler PC receives written instructions from the Company or a specific terminating Purchaser pursuant to Section 6.17 that the Agreement has been terminated in accordance with Section 6.17 in which case Lowenstein Sandler PC shall return to such terminating Purchaser (and all Purchasers with respect to which the Company then elects to terminate this Agreement pursuant to Section 6.17) the portion of the Escrow Amount each such Purchaser delivered to Lowenstein Sandler PC. The Company hereby authorizes Lowenstein Sandler PC to release the Escrow Amount to the Company or its designee at the Closing, without further action or deed (other than receipt of the written instructions from the Company and the Placement Agent authorizing the release of the Escrow Amount).

(b)          The Company and the Purchasers acknowledge and agree for the benefit of Lowenstein Sandler PC (which shall be deemed to be a third party beneficiary of this Section 2.3) as follows:

(i)           Lowenstein Sandler PC (i) is not responsible for the performance by the Company or the Purchasers of this Agreement or any of the Transaction Documents or for determining or compelling compliance therewith; (ii) is only responsible for (A) holding the Escrow Amount in escrow pending receipt of written instructions from the Placement Agent and the Company directing the release of the Escrow Amount in accordance with Section 2.3(a) and (B) disbursing the Escrow Amount in accordance with the written instructions from the Company or a terminating Purchaser in accordance with Section 2.3(a), each of the responsibilities of Lowenstein Sandler PC in clause (A) and (B) is ministerial in nature, and no implied duties or obligations of any kind shall be read into this Agreement against or on the part of Lowenstein Sandler PC (collectively, the “Escrow Duties”); (iii) shall not be obligated to take any legal or other action hereunder which might in its judgment involve or cause it to incur any expense or liability unless it shall have been furnished with indemnification acceptable to it, in its sole discretion; (iv) may rely on and shall be protected in acting or refraining from acting upon any written notice, instruction (including, without limitation, wire transfer instructions, whether incorporated herein or provided in a separate written instruction), instrument, statement, certificate, request or other document furnished to it hereunder and believed by it to be genuine and to have been signed or presented by the proper Person, and shall have no responsibility for making inquiry as to, or for determining, the genuineness, accuracy or validity thereof, or of the authority of the Person signing or presenting the same; and (v) may consult counsel satisfactory to it, and the written opinion or advice of such counsel in any instance shall be full and complete authorization and protection in respect of any action taken, suffered or omitted by it hereunder in good faith and in accordance with the opinion or advice of such counsel. Documents and written materials referred to in this Section 2.3(b)(i) include, without limitation, e-mail and other electronic transmissions capable of being printed, whether or not they are in fact printed; and any such e-mail or other electronic transmission may be deemed and treated by Lowenstein Sandler PC as having been signed or presented by a Person if it bears, as sender, the Person’s e-mail address.

(ii)          Lowenstein Sandler PC shall not be liable to anyone for any action taken or omitted to be taken by it hereunder in connection with its Escrow Duties, except in the case of Lowenstein Sandler PC’s gross negligence, willful misconduct or bad faith (as finally determined by a court of competent jurisdiction) in breach of the Escrow Duties. IN NO EVENT SHALL LOWENSTEIN SANDLER PC BE LIABLE FOR INDIRECT, PUNITIVE, SPECIAL OR CONSEQUENTIAL DAMAGE OR LOSS (INCLUDING BUT NOT LIMITED TO LOST PROFITS) WHATSOEVER, EVEN IF LOWENSTEIN SANDLER PC HAS BEEN INFORMED OF THE LIKELIHOOD OF SUCH LOSS OR DAMAGE AND REGARDLESS OF THE FORM OF ACTION.

(iii)         The Company and the Purchasers hereby indemnify and hold harmless Lowenstein Sandler PC from and against, any and all loss, liability, cost, damage and expense, including,

without limitation, reasonable counsel fees and expenses, which Lowenstein Sandler PC may suffer or incur by reason of any action, claim or proceeding brought against Lowenstein Sandler PC arising out of or relating to the performance of the Escrow Duties, unless such action, claim or proceeding is the result of the gross negligence, willful misconduct or bad faith (as finally determined by a court of competent jurisdiction) of Lowenstein Sandler PC.

(iv)         Lowenstein Sandler PC has acted as legal counsel to the Placement Agent in connection with this Agreement and the other Transaction Documents, is merely acting as an escrow agent under this Agreement and is, therefore, hereby authorized to continue acting as legal counsel to the Placement Agent including, without limitation, with regard to any dispute arising out of this Agreement, the other Transaction Documents, the Escrow Amount or any other matter. Each of the Company and the Purchasers hereby expressly consents to permit Lowenstein Sandler PC to represent the Placement Agent in connection with all matters relating to or arising from this Agreement, including, without limitation, with regard to any dispute arising out of this Agreement, the other Transaction Documents, the Escrow Amount or any other matter, and hereby waives any conflict of interest or appearance of conflict or impropriety with respect to such representation. Each of the Company and the Purchasers has consulted with its own counsel specifically about this Section 2.3 to the extent they deemed necessary, and has entered into this Agreement after being satisfied with such advice.

ARTICLE III.

REPRESENTATIONS AND WARRANTIES

3.1          Representations and Warranties of the Company. The Company hereby represents and warrants to the Purchasers and to the Placement Agent that, except as set forth in the Disclosure Materials:

(a)          Subsidiaries. The Company has no direct or indirect Subsidiaries other than those listed in Schedule 3.1(a) hereto. Except as disclosed in Schedule 3.1(a), the Company owns, directly or indirectly, all of the capital shares or comparable equity interests of each Subsidiary free and clear of any and all Liens, and all the issued and outstanding shares of capital shares or comparable equity interest of each Subsidiary are validly issued and are fully paid, non-assessable and free of preemptive and similar rights.

(b)          Organization and Qualification. The Company and each Subsidiary is an entity duly incorporated or otherwise organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation or organization (as applicable), with the requisite power and authority to own or lease and use its properties and assets and to carry on its business as currently conducted. Neither the Company nor any Subsidiary is in violation of any of the provisions of its respective articles of incorporation (statuts). Each of the Company and the Subsidiaries is duly qualified to conduct business and is in good standing as a foreign corporation or other entity in each jurisdiction in which the nature of the business conducted or property owned by it makes such qualification necessary, except where the failure to be so qualified or in good standing, as the case may be, could not reasonably be expected to, individually or in the aggregate, result in a Material Adverse Effect.

(c)          Authorization; Enforcement; Validity. The Company has the requisite corporate power and authority to enter into and to consummate the transactions contemplated by each of the Transaction Documents to which it is a party and otherwise to carry out its obligations hereunder and thereunder. The execution and delivery of each of the Transaction Documents to which it is a party by the Company and the consummation by it of the transactions contemplated hereby and thereby (including, but not limited to, the sale and delivery of the Shares) have been duly authorized by all necessary corporate action on the part of the Company and no further corporate action is required by the Company, its Board of Directors or its shareholders. Each of the Transaction Documents to which it is a party has been (or upon delivery will have been) duly executed by the Company and is, or when delivered in accordance with the terms hereof, will constitute the valid and binding obligation of the Company enforceable against the Company in accordance with its terms, except as such enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium, liquidation or similar laws relating to, or affecting generally the enforcement of, creditors’ rights and remedies or by other equitable principles of general application, except that no representation is being made as to any indemnification provision contained in any Transaction Document. There are no shareholders agreements, voting agreements, or other similar arrangements with respect to the Company’s capital securities to which the Company is a party or, to the Company’s Knowledge, between or among any of the Company’s shareholders.

(d)          No Conflicts. The execution, delivery and performance of the Transaction Documents to which it is a party by the Company and the consummation by the Company of the transactions contemplated hereby or thereby (including, without limitation, the issuance of the Shares) do not and will not (i) conflict with or violate any provision of the Company’s or any Subsidiary’s articles of incorporation (statuts), (ii) conflict with, or constitute a default (or an event that with notice or lapse of time or both would become a default) under, or give to others any rights of termination, amendment, acceleration or cancellation (with or without notice, lapse of time or both) of, any agreement, credit facility, debt or other instrument to which the Company or any Subsidiary is a party or by which any property or asset of the Company or any Subsidiary is bound, or (iii) result in a violation of any law, rule, regulation, order, judgment, injunction, decree or other restriction of any court or governmental authority to which the Company or a Subsidiary is subject (including U.S. federal or state securities laws and regulations and applicable French laws and the rules and regulations, assuming the correctness of the representations and warranties made by the Purchasers herein, of any self-regulatory organization to which the Company or its securities are subject, including all applicable Trading Markets), or by which any property or asset of the Company or a Subsidiary is bound, except in the case of clauses (ii) and (iii) such as would not, individually or in the aggregate, have or reasonably be expected to result in a Material Adverse Effect.

(e)          Filings, Consents and Approvals. Neither the Company nor any Subsidiary is required to obtain any consent, waiver, authorization or order of, give any notice to, or make any filing or registration with, any court or other U.S. federal or state, foreign, European Union or French provincial, local or other governmental authority or other Person in connection with the execution, delivery and performance by the Company of the Transaction Documents (including, without limitation, the issuance of the Shares and Restricted ADRs), other than (i) the filing with the Commission of one or more Registration Statements in accordance with the requirements of the Registration Rights Agreement, (ii) filings required by applicable state securities laws or applicable French laws, (iii) the filing of any requisite notices and/or application(s) to each applicable Trading Market for the listing of the ADSs for trading or quotation, as the case may be, thereon in the time and manner required thereby, and (iv) those that have been made or obtained prior to the date of this Agreement.

(f)           Issuance of the Shares. The Shares have been duly authorized and, when issued to and paid for by the Purchasers in accordance with the terms of the Transaction Documents, will be duly and validly issued, fully paid and nonassessable, free and clear of all Liens other than restrictions on transfer provided for in the Transaction Documents or imposed by applicable U.S. federal and state securities laws and applicable French laws and shall not be subject to preemptive or similar rights of shareholders. Assuming the accuracy of the representations and warranties of the Purchasers, the Shares and ADRs will be issued in compliance with all applicable U.S. federal and state securities laws and applicable French laws.

(g)          Capitalization. The number and type of all authorized, issued and outstanding Ordinary Shares capital securities, options and other securities of the Company (whether or not presently convertible into or exercisable or exchangeable for shares of capital securities of the Company) is set forth in Schedule 3.1(g). All of the outstanding Ordinary Shares, capital securities, options and other securities of the Company (whether or not presently convertible into or exercisable or exchangeable for shares of capital securities of the Company) are duly authorized, validly issued, fully paid and non-assessable, have been issued in compliance in all material respects with all applicable U.S. federal and state securities laws and applicable French laws, and none of such outstanding securities was issued in violation of any preemptive rights or similar rights to subscribe for or purchase any securities of the Company. Except as specified in Schedule 3.1(g), there are no outstanding options, warrants or scrip rights to subscribe to, calls or commitments of any character whatsoever relating to, or securities, rights or obligations convertible into or exchangeable for, or giving any Person any right to subscribe for or acquire, any of the Company’s securities, or contracts, commitments, understandings or arrangements by which the Company or any Subsidiary is or may become bound to issue additional securities of the Company, or options, securities or rights convertible or exchangeable into securities of the Company. Except for any preferential subscription rights attaching to the Ordinary Shares under applicable French law and customary adjustments as a result of dividends, splits, combination, reorganizations, recapitalizations, reclassifications or other similar events, or as disclosed in Schedule 3.1(g) or any Schedule 13D or Schedule 13G or Company report on file with the Commission, there are no anti-dilution or price adjustment provisions contained in any security issued by the Company (or in any agreement providing rights to security holders) and the issuance and sale of the Shares will not, immediately or with the passage of time, obligate the Company to issue Ordinary Shares or other securities to any Person (other than the Purchasers) and will not, result in a right of any holder of securities to adjust the exercise, conversion, exchange or reset price under such securities. Preferential subscription rights attaching to the issue of the Shares by the Company have been validly waived by the general shareholders meeting of the Company held on June 29, 2006.

(h)          SEC Reports. The Company has filed all reports required to be filed by it under the Exchange Act, including pursuant to Section 13(a) or 15(d) thereof, for the two years preceding the date hereof (or such shorter period as the Company was required by law to file such reports) (the foregoing materials being collectively referred to herein as the “SEC Reports” and together with this Agreement and the Schedules to this Agreement (if any), the “Disclosure Materials”) on a timely basis or has received a valid extension of such time of filing and has filed any such SEC Reports prior to the expiration of any such extension. As of their respective dates, or to the extent corrected by a subsequent restatement, the SEC Reports complied in all material respects with the requirements of the Securities Act and the Exchange Act and the rules and regulations of the Commission promulgated thereunder, and none of the SEC Reports, when filed, contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading.

(i)           Financial Statements.     The financial statements of the Company included in the SEC Reports comply in all material respects with applicable accounting requirements and the rules and regulations of the Commission with respect thereto as in effect at the time of filing (or to the extent corrected by a subsequent restatement). Such financial statements have been prepared in accordance with GAAP applied on a consistent basis during the periods involved, except as may be otherwise specified in such financial statements or the notes thereto and except that unaudited financial statements may not contain all footnotes required by GAAP, and fairly present in all material respects the financial position of the Company and its consolidated subsidiaries as of and for the dates thereof and the results of operations and cash flows for the periods then ended, subject, in the case of unaudited statements, to normal, year-end audit adjustments. All material agreements to which the Company or any Subsidiary is a party or to which the property or assets of the Company or any Subsidiary are subject are included as part of or specifically identified in the SEC Reports.

(j)           Tax Matters. Each of the Company and its Subsidiaries (i) has accurately and timely prepared and filed all foreign, U.S. federal and state income and all other tax returns, reports and declarations required by any jurisdiction to which it is subject, except in any case in which the failure so to file would not have a Material Adverse Effect, (ii) has paid all taxes and other governmental assessments and charges that are material in amount, shown or determined to be due on such returns, reports and declarations, except those being contested in good faith or as would not have a Material Adverse Effect, with respect to which adequate reserves have been set aside on the books of the Company and (iii) has set aside on its books provision reasonably adequate for the payment of all taxes for periods subsequent to the periods to which such returns, reports or declarations apply. There are no unpaid taxes in any material amount claimed to be due by the taxing authority of any jurisdiction.

(k)          Material Changes. Since the date of the latest audited financial statements included within the SEC Reports, except as specifically disclosed in the SEC Reports, (i) there have been no events, occurrences or developments that have had or that could reasonably be expected to result, either individually or in the aggregate, in a Material Adverse Effect, (ii) the Company has not incurred any material liabilities (contingent or otherwise) other than (A) trade payables, accrued expenses and other liabilities incurred in the ordinary course of business consistent with past practice and (B) liabilities not required to be reflected in the Company's financial statements pursuant to GAAP or required to be disclosed in filings made with the Commission, (iii) the Company has not altered its method of accounting or the manner in which it keeps its accounting books and records, (iv) the Company has not declared or made any dividend or distribution of cash or other property to its shareholders or purchased, redeemed or made any agreements to purchase or redeem any of its securities (other than in connection with repurchases of unvested shares issued to employees of the Company) and (v) the Company has not issued any equity securities to any officer, director or Affiliate, except Ordinary Shares issued in the ordinary course as dividends on outstanding preferred shares and pursuant to existing Company option or purchase plans or executive and director corporate arrangements disclosed in the SEC Reports and (vi) there has not been any material change or amendment to, or any waiver of any material right under, any contract under which the Company, any Subsidiary thereof, or any of their assets is bound or subject. The Company does not have pending before the Commission any request for confidential treatment of information.

(l)           Environmental Matters. To the Company’s Knowledge, neither the Company nor any Subsidiary (i) is in violation of any statute, rule, regulation, decision or order of any governmental agency or body or any court, domestic or foreign, relating to the use, disposal or release of hazardous or toxic substances or relating to the protection or restoration of the environment or human exposure to hazardous or toxic substances (collectively, “Environmental Laws”), (ii) owns or operates any real property contaminated with any substance that is in violation of any Environmental Laws, (iii) is liable for any off-site disposal or contamination pursuant to any Environmental Laws, and (iv) is subject to any claim relating to any Environmental Laws; which violation, contamination, liability or claim has had or could reasonably be expected to have a Material Adverse Effect, individually or in the aggregate; and there is no pending or, to the Company’s Knowledge, threatened investigation that might lead to such a claim.

(m)         Litigation. There is no Action which (i) adversely affects or challenges the legality, validity or enforceability of any of the Transaction Documents or the Shares or (ii) except as specifically disclosed in the SEC Reports, could, if there were an unfavorable decision, individually or in the aggregate, have or reasonably be expected to result in a Material Adverse Effect. Neither the Company nor any Subsidiary, nor, to the Company’s Knowledge, any current director or officer thereof (in his or her capacity thereof), is or has been during the five-year period prior to the Closing Date the subject of any Action involving a claim of violation of or liability under U.S. federal or state securities laws or applicable French laws or a claim of breach of fiduciary duty. There has not been and to the Company’s Knowledge, there is not pending or contemplated, any investigation by the Commission involving the Company or, to the Company’s Knowledge any current or former director or officer of the Company (in his or her capacity as such). The Commission has not issued any stop order or other order suspending the effectiveness of any registration statement filed by the Company or any Subsidiary under the Exchange Act or the Securities Act.

(n)          Employment Matters. The Company and its Subsidiaries are in compliance with all applicable U.S. federal, state, local and foreign laws and regulations respecting labor, employment and employment practices and benefits, terms and conditions of employment and wages and hours, except where the failure to be in compliance would not, either individually or in the aggregate, reasonably be expected to result in a Material Adverse Effect. Neither the Company nor any of its Subsidiaries is a party to any collective bargaining agreement. No executive officer of the Company or any of its Subsidiaries (as defined in Rule 501(f) of the Securities Act) listed under “Item 6. Directors, Senior Management and Employees—Senior Executive Officers” of the Company’s annual report on Form 20-F for the year ended December 31, 2005, has notified the Company or any such Subsidiary that such officer intends to leave the Company or any such Subsidiary or otherwise terminate such officer’s employment with the Company or any such Subsidiary.

(o)          Compliance. Neither the Company nor any Subsidiary, except in each case as could not, individually or in the aggregate, have or reasonably be expected to result in a Material Adverse Effect (i) is in default under or in violation of (and no event has occurred that has not been waived that, with notice or lapse of time or both, would result in a default by the Company or any Subsidiary under), nor has the Company or any Subsidiary received notice of a claim that it is in default under or that it is in violation of, any indenture, loan or credit agreement or any other agreement or instrument to which it is a party or by which it or any of its properties is bound (whether or not such default or violation has been waived), (ii) is in violation of any order of any court, arbitrator or governmental body having jurisdiction over the Company or its properties or assets, or (iii) is or has been in violation of, or in receipt of notice that it is in violation of, any statute, rule or regulation of any governmental authority applicable to the Company.

(p)          Regulatory Permits. The Company and the Subsidiaries possess all certificates, authorizations and permits issued by the appropriate U.S. federal, state, European Union or French provincial, or local regulatory authorities necessary to conduct their respective businesses as described in the SEC Reports, except where the failure to possess such permits, individually or in the aggregate, has not and could not reasonably be expected to result in a Material Adverse Effect, and neither the Company nor any Subsidiary has received any notice of proceedings relating to the revocation or modification of any such permits.

(q)          Title to Assets. Except for property that is specifically the subject of, and covered by, other representations and warranties as to ownership or title contained herein, the Company and the Subsidiaries have good and marketable title in fee simple to all real property owned by them that is material to their respective businesses and good and marketable title in all personal property owned by them that is material to their respective businesses, in each case free and clear of all Liens, except for Liens that do not, individually or in the aggregate, have or result in a Material Adverse Effect. Any real property and facilities held under lease by the Company and the Subsidiaries are held by them under valid, subsisting and enforceable leases of which the Company and the Subsidiaries are in material compliance.

(r)           Patents and Trademarks. The Company and its Subsidiaries own, possess, license or have other rights to use all foreign and domestic patents, patent applications, trade and service marks, trade and service mark registrations, trade names, copyrights, licenses, inventions, trade secrets, technology, Internet domain names, know-how and other intellectual property (collectively, the “Intellectual Property”) necessary for the conduct of their respective businesses as now conducted or as proposed to be conducted. Except as set forth in the SEC Reports and except where such violations or infringements would not reasonably be expected to result, either individually or in the aggregate, in a Material Adverse Effect, (a) there are no rights of third parties to any such Intellectual Property; (b) to the Company’s Knowledge, there is no infringement by third parties of any such Intellectual Property; (c) there is no pending or, to the Company’s Knowledge, threatened action, suit, proceeding or claim by others challenging the Company’s and its Subsidiaries’ rights in or to any such Intellectual Property, and the Company is unaware of any facts which would form a reasonable basis for any such claim; (d) there is no pending or, to the Company’s Knowledge, threatened action, suit, proceeding or claim by others challenging the validity or scope of any such Intellectual Property; and (e) there is no pending or, to the Company’s Knowledge, threatened action, suit, proceeding or claim by others that the Company and/or any of its Subsidiaries infringe or otherwise violate any patent, trademark, copyright, trade secret or other proprietary rights of others, and the Company is unaware of any other fact which would form a reasonable basis for any such claim.

(s)           Insurance. The Company and the Subsidiaries are insured by insurers of recognized financial responsibility against such losses and risks and in such amounts as are prudent and customary in the businesses and location in which the Company and the Subsidiaries are engaged. Neither the Company nor any Subsidiary has any knowledge that it will be unable to renew its existing insurance coverage for the Company and the Subsidiaries as and when such coverage expires or to obtain similar coverage from similar insurers as may be necessary to continue its business without a significant increase in cost.

(t)           Transactions With Affiliates and Employees. None of the officers or directors of the Company and, to the Company’s Knowledge, none of the employees of the Company is presently a party to any transaction with the Company or any Subsidiary or has entered into an agreement with respect to a presently contemplated transaction (other than for services as employees, officers and directors) that would be required to be disclosed pursuant to Item 7.B of Form 20-F.

(u)          Internal Accounting Controls. The Company and the Subsidiaries maintain a system of internal accounting controls sufficient to provide reasonable assurance that (i) transactions are executed in accordance with management's general or specific authorizations, (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with generally accepted accounting principles and to maintain asset accountability, (iii) access to assets is permitted only in accordance with management's general or specific authorization, and (iv) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences.

(v)          Sarbanes-Oxley; Disclosure Controls. The Company is in compliance in all material respects with all of the applicable provisions of the Sarbanes-Oxley Act of 2002. The Company has established disclosure controls and procedures (as defined in Exchange Act Rules 13a-15(e) and 15d-15(e)) for the Company and designed such disclosure controls and procedures to ensure that material information relating to the Company is made known to the certifying officers by others within the Company, particularly during the period in which the Company’s most recently filed periodic report under the Exchange Act, was prepared. The Company's certifying officers have evaluated the effectiveness of the Company's disclosure controls and procedures as of the end of the most recent periodic reporting period under the Exchange Act (such date, the “Evaluation Date”). The Company presented in its most recently filed periodic report under the Exchange Act the conclusions of the certifying officers about the effectiveness of the disclosure controls and procedures based on their evaluations as of the Evaluation Date, and disclosed in such report any change in the Company’s internal control over financial reporting that occurred during the period covered by such report that materially affected, or was reasonably likely to materially affect, the Company’s internal control over financial reporting.

(w)         Certain Fees. No person or entity will have, as a result of the transactions contemplated by this Agreement, any valid right, interest or claim against or upon the Company or a Purchaser for any commission, fee or other compensation pursuant to any agreement, arrangement or understanding entered into by or on behalf of the Company, other than Roth Capital Partners, LLC, as placement agent with respect to the offer and sale of the Shares (which placement agent fees are being paid by the Company). The Company shall pay, and hold each Purchaser harmless against, any liability, loss or expense (including, without limitation, attorney’s fees and out-of-pocket expenses) arising in connection with any such right, interest or claim.

(x)          Private Placement. Assuming the accuracy of the Purchasers’ representations and warranties set forth in Section 3.2, no registration under the Securities Act is required for the offer and sale of the Shares by the Company to the Purchasers under the Transaction Documents. Other than pursuant to the Registration Rights Agreement, the Company has not granted or entered into any agreement to grant to any Person any rights (including “piggy-back” registration rights) to have any securities of the Company registered with the Commission or any other governmental authority that have not been satisfied or waived.

(y)          No Directed Selling Efforts or General Solicitation. Neither the Company, nor any of its Affiliates, nor any Person acting on its or their behalf (other than the Placement Agent, as to which no representation is being made) has conducted any “general solicitation” or “general advertising” (as those terms are used in Regulation D) in connection with the offer or sale of any of the Shares.

(z)          No Integrated Offering. Neither the Company, its Subsidiaries nor any of their Affiliates, nor any Person acting on its or their behalf (other than the Placement Agent, as to which no representation is being made) has, directly or indirectly, at any time within the past six months made any offers or sales of any Company security or solicited any offers to buy any security, under circumstances that would (i) eliminate the availability of the exemption from registration under Section 4(2) of the Securities Act in connection with the offer and sale by the Company of the Shares as contemplated hereby or (ii) cause the offering of the Shares pursuant to the Transaction Documents to be integrated with prior offerings by the Company for purposes of any applicable law, regulation or shareholder approval provisions, including, without limitation, under the rules and regulations of any Trading Market.

(aa)        Listing and Maintenance Requirements. The ADRs are registered pursuant to Section 12(g) of the Exchange Act, and the Company has taken no action designed to terminate the registration of the ADRs under the Exchange Act nor has the Company received any notification that the Commission is contemplating terminating such registration. Except as specified in the SEC Reports, the Company has not, in the two years preceding the date hereof, received written notice from any Trading Market on which the ADRs have been listed or quoted to the effect that the Company is not in compliance with the listing or maintenance requirements of such Trading Market. The Company is, and has no reason to believe that it will not in the foreseeable future continue to be, in compliance in all material respects with the listing and maintenance requirements for continued trading of the ADRs on the Trading Market on which the ADRs are currently quoted.

(bb)        Investment Company. Neither the Company nor any of its Subsidiaries is required to be registered as, immediately following the Closing will not be required to register as, an “investment company” within the meaning of the Investment Company Act of 1940, as amended.

(cc)        Questionable Payments. Neither the Company nor any of its Subsidiaries, nor, to the Company’s Knowledge, any directors, officers, employees, agents or other Persons acting on behalf of the Company or any of its Subsidiaries has, in the course of its actions for, or on behalf of, the Company: (a) used any corporate funds for unlawful contributions, gifts, entertainment or other unlawful expenses relating to foreign or domestic political activity; (b) made any direct or indirect unlawful payments to any foreign or domestic governmental officials or employees from corporate funds; (c) violated in any material respect any provision of the Foreign Corrupt Practices Act of 1977, as amended or (d) made any other unlawful bribe, rebate, payoff, influence payment, kickback or other unlawful payment to any foreign or domestic government official or employee.

(dd)        Disclosure. The Company confirms that it and its officers and directors have not provided, and it has not authorized the Placement Agent to provide, any Purchaser with any information that constitutes or could reasonably be expected to constitute material, non-public information except insofar as the existence, provisions and terms of the Transaction Documents and the proposed transactions hereunder may constitute such information. The Company understands and confirms that the Purchasers will rely on the foregoing representations in effecting transactions in securities of the Company. All disclosure provided to the Purchasers regarding the Company, its business and the transactions contemplated hereby, furnished by the Company or authorized by the Company and furnished by the Placement Agent on behalf of the Company (including the Company’s representations and warranties set forth in this Agreement) do not contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements made therein, in light of the circumstances under which they were made, not misleading. No event or circumstance has occurred or information exists with respect to the Company nor any of its Subsidiaries or its or their business, properties, operations or financial conditions, which, under applicable law, rule or regulation, requires public disclosure or announcement by the Company but which has not been so publicly announced or disclosed, except for the announcement of this Agreement and related transactions.

(ee)        Off Balance Sheet Arrangements. There is no transaction, arrangement, or other relationship between the Company and an unconsolidated or other off balance sheet entity that is required to be disclosed by the Company in its Exchange Act filings and is not so disclosed or that otherwise would be reasonably likely to have a Material Adverse Effect.

(ff)         Consultation with Auditors. The Company has consulted its independent auditors concerning the accounting treatment of the transactions contemplated by the Transaction Documents, and in connection therewith has furnished such auditors complete copies of the Transaction Documents. The Company intends to account for the gross proceeds raised from the financing which is the subject of this Agreement as equity in its financial statements.

(gg)        No Additional Agreements. The Company does not have any agreement or understanding with any Purchaser with respect to the transactions contemplated by the Transaction Documents other than as specified in the Transaction Documents.

(hh)        Foreign Private Issuer Status; F-3 Eligibility. The Company qualifies as a “foreign private issuer” as such term is defined in the Exchange Act. The Company is, and shall remain (including without limitation taking such actions as are necessary to do so) until the filing of the Registration Statement, eligible to use Form F-3 to register the Shares, whether in the form of Shares or ADSs, pursuant to the Company’s obligations under the Registration Rights Agreement.

3.2          Representations and Warranties of the Purchasers. Each Purchaser hereby, for itself and for no other Purchaser, represents and warrants to the Company and the Placement Agent as follows:

(a)          Organization; Authority. Such Purchaser is an entity duly organized, validly existing and in good standing under the laws of the jurisdiction of its organization with the requisite corporate or partnership power and authority to enter into and to consummate the transactions contemplated by the applicable Transaction Documents and otherwise to carry out its obligations hereunder and thereunder. The execution, delivery and performance by such Purchaser of the transactions contemplated by this Agreement have been duly authorized by all necessary corporate or, if such Purchaser is not a corporation, such partnership, limited liability company or other applicable like action, on the part of such Purchaser. Each of this Agreement and the Registration Rights Agreement has been duly executed by such Purchaser, and when delivered by such Purchaser in accordance with terms hereof, will constitute the valid and legally binding obligation of such Purchaser, enforceable against it in accordance with its terms, except as such enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium, liquidation or similar laws relating to, or affecting generally the enforcement of, creditors’ rights and remedies or by other equitable principles of general application.

(b)          Investment Intent. Such Purchaser understands that the Shares and the Restricted ADRs evidencing the Restricted ADSs representing the Shares are “restricted securities” and have not been registered under the Securities Act or any applicable state securities law and is acquiring the Shares as principal for its own account and not with a view towards, or for resale in connection with, the public sale or distribution thereof, without prejudice, however, to such Purchaser's right, subject to the provisions of this Agreement and the Registration Rights Agreement, at all times to sell or otherwise dispose of all or any part of such Shares and any Restricted ADR or ADR, as the case may be, pursuant to an effective registration statement under the Securities Act or under an exemption from such registration and in compliance with applicable U.S. federal and state securities laws. Such Purchaser is acquiring the Shares hereunder in the ordinary course of its business. Such Purchaser does not presently have any agreement, plan or understanding, directly or indirectly, with any Person to distribute or effect any distribution of any of the Shares and any ADRs or Restricted ADRs evidencing the ADSs or Restricted ADSs, as the case may be, representing the Shares (or any securities which are derivatives thereof) to or through any person or entity; provided, however, that by making the representations herein, such Purchaser does not agree to hold any of the Shares and Restricted ADRs evidencing the Restricted ADSs representing the Shares for any minimum period of time.

(c)          Purchaser Status. At the time such Purchaser was offered the Shares, it was, and at the date hereof it is, an institutional “accredited investor” as defined in Rule 501(a) under the Securities Act. Such Purchaser is not a registered broker-dealer under Section 15 of the Exchange Act.

(d)          General Solicitation. Such Purchaser is not purchasing the Shares as a result of any advertisement, article, notice or other communication regarding the Shares published in any newspaper, magazine or similar media or broadcast over television or radio or presented at any seminar or any other general solicitation or general advertisement.

(e)          Experience of Such Purchaser. Such Purchaser, either alone or together with its representatives, has such knowledge, sophistication and experience in business and financial matters so as to be capable of evaluating the merits and risks of the prospective investment in the Shares, and has so evaluated the merits and risks of such investment. Such Purchaser is able to bear the economic risk of an investment in the Shares and, at the present time, is able to afford a complete loss of such investment.

(f)           Access to Information. Such Purchaser acknowledges that it reviewed the Disclosure Materials and has been afforded (i) the opportunity to ask such questions as it has deemed necessary of, and to receive answers from, representatives of the Company concerning the terms and conditions of the offering of the Shares and the merits and risks of investing in the Shares; (ii) access to information (other than material non-public information) about the Company and the Subsidiaries and their respective financial condition, results of operations, business, properties, management and prospects sufficient to enable it to evaluate its investment; and (iii) the opportunity to obtain such additional information that the Company possesses or can acquire without unreasonable effort or expense that is necessary to make an informed investment decision with respect to the investment. Neither such inquiries nor any other investigation conducted by or on behalf of such Purchaser or its representatives or counsel shall modify, amend or affect such Purchaser's right to rely on the truth, accuracy and completeness of the Disclosure Materials and the Company's representations and warranties contained in the Transaction Documents.

(g)          Residency. Such Purchaser has, if an entity, its principal place of business or, if an individual, its primary residence in the jurisdiction set forth immediately below such Purchaser’s name on the signature pages hereto.

(h)          Certain Trading Activities. Other than with respect to the transactions contemplated herein, since the earlier to occur of (1) the time that such Purchaser was first contacted by the Company, the Placement Agent or any other Person regarding this investment in the Company and (2) the tenth (10th) day prior to the date of this Agreement, neither the Purchaser nor any Affiliate of such Purchaser which (x) had knowledge of the transactions contemplated hereby, (y) has or shares discretion relating to such Purchaser’s investments or trading or information concerning such Purchaser’s investments, including in respect of the Shares, or (z) is subject to such Purchaser’s review or input concerning such Affiliate’s investments or trading (collectively, “Trading Affiliates”) has directly or indirectly, nor has any Person acting on behalf of or pursuant to any understanding with such Purchaser or Trading Affiliate, effected or agreed to effect any transactions in the securities of the Company (including, without limitation, any Short Sales involving the Company’s securities). Such Purchaser shall not, and shall cause its Trading Affiliates not to, engage, directly or indirectly, in any transactions in the securities of the Company (including, without limitation, any Short Sales involving the Company’s securities) during the period from the date hereof until such time as (i) the transactions contemplated by this Agreement are first publicly announced as described in Section 4.5 or (ii) this Agreement is terminated in full pursuant to Section 6.17. Each Purchaser understands and acknowledges, severally and not jointly with any other Purchaser, that the Commission currently takes the position that covering a short position established prior to effectiveness of a resale registration statement with shares included in such registration statement would be a violation of Section 5 of the Securities Act, as set forth in Item 65, Section 5 under Section A, of the Manual of Publicly Available Telephone Interpretations, dated July 1997, compiled by the Office of Chief Counsel, Division of Corporation Finance. Notwithstanding the foregoing, no Purchaser makes any representation, warranty or covenant hereby that it will not engage in Short Sales in the securities of the Company after the time that the transactions contemplated by this Agreement are first publicly announced as described in Section 4.5.

(i)           Brokers and Finders. No Person will have, as a result of the transactions contemplated by this Agreement, any valid right, interest or claim against or upon the Company, or any Purchaser for any commission, fee or other compensation pursuant to any agreement, arrangement or understanding entered into by or on behalf of the Purchaser.

(j)           Limited Ownership. The purchase by such Purchaser of the Shares in the form of Restricted ADSs issuable to it at the Closing will not result in such Purchaser (individually or together with other Person with whom such Purchaser has identified, or will have identified, itself as part of a “group” in a public filing made with the Commission involving the Company’s securities) acquiring, or obtaining the right to acquire, in excess of 19.99% of the outstanding Ordinary Shares or the voting power of the Company on a post transaction basis that assumes that the Closing shall have occurred. Such Purchaser does not presently intend to, alone or together with others, make a public filing with the Commission to disclose that it has (or that it together with such other Persons have) acquired, or obtained the right to acquire, as a result of the Closing (when added to any other securities of the Company that it or they then own or have the right to acquire), in excess of 19.99% of the outstanding Ordinary Shares or the voting power of the Company on a post transaction basis that assumes that the Closing shall have occurred.

(k)          Independent Investment Decision. Such Purchaser has independently evaluated the merits of its decision to purchase Shares in the form of Restricted ADSs pursuant to the Transaction Documents, and such Purchaser confirms that it has not relied on the advice of any other Purchaser’s business and/or legal counsel in making such decision. Such Purchaser understands that nothing in this Agreement or any other materials presented by or on behalf of the Company to the Purchaser in connection with the purchase of the Shares in the form of Restricted ADSs constitutes legal, tax or investment advice. Such Purchaser has consulted such legal, tax and investment advisors as it, in its sole discretion, has deemed necessary or appropriate in connection with its purchase of the Shares in the form of Restricted ADSs. Such Purchaser understands that the Placement Agent has acted solely as the agent of the Company in this placement of the Shares in the form of Restricted ADSs and such Purchaser has not relied on the business or legal advice of the Placement Agent or any of its agents, counsel or Affiliates in making its investment decision hereunder, and confirms that none of such Persons has made any direct or implied representations or warranties to such Purchaser in connection with the transactions contemplated by the Transaction Documents.

(l)           Reliance on Exemptions. Such Purchaser understands that the Shares and the Restricted ADSs are being offered and sold to it in reliance on specific exemptions from the registration requirements of U.S. federal and state securities laws and that the Company is relying in part upon the truth and accuracy of, and such Purchaser’s compliance with, the representations, warranties, agreements, acknowledgements and understandings of such Purchaser set forth herein in order to determine the availability of such exemptions and the eligibility of such Purchaser to acquire the Shares in the form of Restricted ADSs.

(m)         No Governmental Review. Such Purchaser understands that no U.S. federal or state agency or any other government or governmental agency or French government or governmental agency has passed on or made any recommendation or endorsement of the Shares or the Restricted ADSs or the fairness or suitability of the investment in the Shares or the Restricted ADSs nor have such authorities passed upon or endorsed the merits of the offering of the Shares or the Restricted ADSs.

The Company acknowledges and agrees that no Purchaser has made or makes any representations or warranties with respect to the transactions contemplated hereby other than those specifically set forth in this Section 3.2.

ARTICLE IV.

OTHER AGREEMENTS OF THE PARTIES

4.1                     (a)         Compliance with Laws. Notwithstanding any other provision of this Article IV, each Purchaser covenants that the Shares and the Restricted ADRs may only be disposed of pursuant to an effective registration statement under, and in compliance with the requirements of, the Securities Act, or pursuant to an available exemption from, or in a transaction not subject to, the registration requirements of the Securities Act, and in compliance with any applicable U.S. federal or state securities laws. In connection with any transfer of the Shares and the Restricted ADRs other than (i) pursuant to an effective registration statement, (ii) to the Company, (iii) to an Affiliate of a Purchaser, (iv) pursuant to Rule 144(k) or (v) in connection with a bona fide pledge as contemplated in Section 4.1(b) (but not any subsequent transfer or foreclosure), and except as otherwise provided herein, the Company may require the transferor thereof to provide to the Company and the Restricted ADR Depositary an opinion of counsel reasonably satisfactory to the Company and the Restricted ADR Depositary and their respective legal counsel, to the effect that such transfer does not require registration of such Shares or ADRs under the Securities Act.

(b)         Legends. The Restricted ADRs shall bear any legend as required by the “blue sky” laws of any state and a restrictive legend in substantially the following form:

THESE SECURITIES HAVE NOT BEEN REGISTERED WITH THE SECURITIES AND EXCHANGE COMMISSION OR THE SECURITIES COMMISSION OF ANY STATE IN RELIANCE UPON AN EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), AND, ACCORDINGLY, MAY NOT BE OFFERED OR SOLD EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT OR PURSUANT TO AN AVAILABLE EXEMPTION FROM, OR IN A TRANSACTION NOT SUBJECT TO, THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT AND IN ACCORDANCE WITH APPLICABLE STATE SECURITIES LAWS OR BLUE SKY LAWS. THIS LEGEND MAY NOT BE REMOVED AND THIS AMERICAN DEPOSITARY RECEIPT MAY NOT BE SURRENDERED FOR WITHDRAWAL OF THE SHARES UNDERLYING SUCH RECEIPT OR ISSUANCE OF A NEW AMERICAN DEPOSITARY RECEIPT NOT BEARING THIS LEGEND UNLESS, UPON SUCH WITHDRAWAL OR ISSUANCE, SUCH SHARES AND ANY RELATED AMERICAN DEPOSITARY SHARES (1) ARE REGISTERED FOR RESALE UNDER THE SECURITIES ACT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT OR (2) ARE BEING SOLD OR TRANSFERRED PURSUANT TO RULE 144 (ASSUMING THE TRANSFEROR IS NOT AN AFFILIATE OF THE COMPANY) OR (3) ARE ELIGIBLE FOR SALE UNDER RULE 144(k) AND THE DEPOSIT OF SUCH SHARES IN AN UNRESTRICTED DEPOSITARY FACILITY AND THE SALE OF ANY RELATED AMERICAN DEPOSITARY SHARES BY THAT PERSON ARE NOT OTHERWISE RESTRICTED UNDER THE SECURITIES ACT OF 1933, IN EACH CASE AS EVIDENCED BY A LEGAL OPINION OF COUNSEL REASONABLY SATISFACTORY AND DELIVERED TO THE COMPANY AND THE DEPOSITARY.

The Company acknowledges and agrees that a Purchaser may from time to time pledge, and/or grant a security interest in some or all of the Restricted ADSs, in connection with applicable securities laws, pursuant to a bona fide margin agreement in compliance with a bona fide margin loan. Such a pledge would not be subject to approval or consent of the Company and no legal opinion of legal counsel to the pledgee, secured party or pledgor shall be required in connection with the pledge, but such legal opinion shall be required in connection with a subsequent transfer or foreclosure following default by the Purchaser transferee of the pledge. No notice shall be required of such pledge but Purchaser’s transferee shall promptly notify the Company of such subsequent transfer or foreclosure. Each Purchaser acknowledges that the Company shall not be responsible for any pledges relating to, or the grant of any security interest in, any of the Restricted ADSs or for any agreement, understanding or arrangement between any Purchaser and its pledgee or secured party. The Company’s indemnification obligations pursuant to this Agreement shall not extend to any Proceeding or Losses arising out of or related to this Section 4.1(b). At the appropriate Purchaser’s expense, the Company will execute and deliver such reasonable documentation as a pledgee or secured party of Restricted ADSs may reasonably request in connection with a pledge or transfer of the Restricted ADSs or ADSs representing the Shares, including the preparation and filing of any required prospectus supplement under Rule 424(b)(3) of the Securities Act or other applicable provision of the Securities Act to appropriately amend the list of Selling Shareholders thereunder. Each Purchaser acknowledges and agrees that, except as otherwise provided in Section 4.1(c), any Restricted ADSs subject to a pledge or security interest as contemplated by this Section 4.1(b) shall continue to bear the legend set forth in this Section 4.1(b) and be subject to the restrictions on transfer set forth in Section 4.1(a).

(c)          Cancellation of Restricted ADRs. Unless otherwise agreed with the Company and the Restricted ADR Depositary, a Restricted ADR may be surrendered by the holder thereof to the Restricted ADR Depositary for cancellation, and the Depositary shall issue and deliver an ADR with respect to the Restricted ADSs formerly represented by such Restricted ADR to the balance account at DTC provided by such holder, provided that such Restricted ADR is surrendered in connection with a transfer of the related ADSs and provided further that (i) the underlying Shares and any related ADSs are registered for resale under the Securities Act pursuant to an effective Registration Statement, (ii) such ADSs are sold or transferred pursuant to Rule 144 (assuming the transferor is not an Affiliate of the Company), or (iii) such ADSs are eligible for sale under Rule 144(k), and the deposit of such Shares in an unrestricted depositary facility and the sale of any related ADSs by that person are not otherwise restricted under the Securities Act, in the case of (ii) and (iii) above, as evidenced by an opinion of counsel for the requesting party addressed and reasonably satisfactory to the Company and the Restricted ADR Depositary. In the event that only a portion of the Restricted ADSs represented by a Restricted ADR have been transferred by the holder thereof, the Restricted ADR Depositary shall issue a Restricted ADR that includes the legend in 4(b) hereof with respect to the Restricted ADSs that continue to be held by such holder. The Company shall cause its counsel to issue a legal opinion to the Restricted ADR Depositary on the Effective Date. Any reasonable fees (with respect to the Restricted ADR Depositary, the Depositary or otherwise) associated with the issuance of such opinion or the removal of such legend shall be borne by the Company. Following the Effective Date or at such earlier time as a legend is no longer required for the Restricted ADRs, the Company will cooperate with the Restricted ADR Depositary to facilitate the issuance of ADRs as described above no later than three (3) Trading Days following the delivery by such Purchaser to the Restricted ADR Depositary (with notice to the Company) of a Restricted ADR (endorsed or with applicable powers attached, signatures guaranteed, and otherwise in form necessary to effect the reissuance and/or transfer and an opinion of counsel to the extent required by Section 4.1(a) or this subsection (c)). The Company may not make any notation on its records or give instructions to the Restricted ADR Depositary that enlarge the restrictions on transfer set forth in this Section.

(d)         Acknowledgement. Each Purchaser hereunder acknowledges its primary responsibilities under the Securities Act and accordingly will not sell the Shares or Restricted ADRs or any interest therein without complying with the requirements of the Securities Act. Without limiting the foregoing, each Purchaser acknowledges and agrees that the Shares may not be deposited into any unrestricted depositary receipt facility established or maintained by a depositary bank unless and until such time as the Shares are (1) covered by an effective Registration Statement under the Securities Act or (2) are no longer “restricted securities” within the meaning of Rule 144(a)(3) under the Securities Act, unless (subject to the terms of the Deposit Agreement) such Shares would then be eligible for sale under Rule 144(k) under the Securities Act. While the above-referenced Registration Statement remains effective, each Purchaser hereunder may sell the Shares or any ADRs evidencing ADSs representing the Shares in accordance with the plan of distribution contained in the registration statement and if it does so it will comply therewith and with the related prospectus delivery requirements. Each Purchaser, severally and not jointly with the other Purchasers, agrees that if it is notified by the Company at any time after the legends have been removed pursuant to this Section 4.1 that the registration statement registering the resale of the ADRs is not effective or that the prospectus included in such registration statement no longer complies with the requirements of Section 10 of the Securities Act, the Purchaser will refrain from selling such ADRs until such time as the Purchaser is notified by the Company that such registration statement is effective or such prospectus is compliant with Section 10 of the Exchange Act, unless such Purchaser is able to, and does, sell such ADRs pursuant to an available exemption from the registration requirements of Section 5 of the Securities Act. To provide further assurance in connection with the issuance of non-legended ADRs, each Purchaser hereunder commits that it will continue to hold the Restricted ADRs in its own name or the name of its designee, until such time as the Restricted ADRs are duly and properly sold in compliance with all relevant securities laws.

(e) Buy-In. If the Depositary shall fail for any reason to issue to a Purchaser who holds a Restricted ADR an ADR without such legend representing the ADSs formerly evidenced by such Restricted ADR (or such portion of ADSs formerly evidenced by such Restricted ADR as are proposed to be transferred by such Purchaser pursuant to Section 4.1(c) above) within three (3) Trading Days (such third Trading Day, the "Delivery Date") of the delivery by a Purchaser to the Depositary (with notice to the Company) of such Restricted ADR in compliance with any of 4.1(c)(i) through (c)(iii) above in connection with a transfer of such Restricted ADR (endorsed or with applicable powers attached, signatures guaranteed, and otherwise in form necessary to affect the reissuance and/or transfer and an opinion of counsel that has been found to be reasonable by the Company and the Depositary to the extent required by Section 4.1(a) or 4.1(c)), and if after such Delivery Date the Purchaser purchases (in an open market transaction or otherwise) ADSs to deliver in satisfaction of a sale by the Purchaser of ADSs that the Purchaser anticipated receiving from the Depositary without any restrictive legend (a "Buy-In"), then the

Company shall, within five (5) Trading Days after the Purchaser's request for compensation hereunder, use its commercially reasonable efforts to cause the Depositary to honor its obligation to deliver to the Purchaser such ADSs formerly evidenced by the Restricted ADR that would have been delivered if the Depositary had timely complied with its obligations hereunder and pay cash to the Purchaser in an amount equal to the excess (if any) of the Purchaser’s total purchase price (including brokerage commissions, if any) for the ADSs so purchased over the product of (a) such number of ADSs formerly evidenced by the Restricted ADR that the Depositary was required to deliver to the Purchaser on the Delivery Date and (b) the closing bid price of the ADSs on the Delivery Date. Notwithstanding the foregoing, in the event the Depositary fails to honor its obligation to deliver such Purchaser ADSs formerly evidenced by the Restricted ADR that the Depositary was required to deliver to the Purchaser within such five (5) Trading Day period, the Company shall pay cash to such Purchaser in an amount equal to (i) such Purchaser's total purchase price (including brokerage commissions, if any) for the ADSs so purchased in such Buy-In less (ii) any payments previously made by the Company to the Purchaser pursuant to the first sentence of this Section 4.1(e), and, if and when such ADSs formerly evidenced by the Restricted ADR that the Depositary was required to deliver to the Purchaser are so delivered, such ADSs shall, to the extent permitted by applicable law, be delivered by the Purchaser to the order of the Company or, if the Company so directs, sold on the market with the proceeds therefrom paid to the Company.

4.2          Furnishing of Information. As long as any Purchaser owns Restricted ADRs, the Company covenants to timely file (or obtain extensions in respect thereof and file within the applicable grace period) all reports required to be filed by the Company after the date hereof pursuant to the Exchange Act. As long as any Purchaser owns Restricted ADRs, if the Company is not required to file reports pursuant to such laws, it will prepare and furnish to the Purchasers and make publicly available in accordance with Rule 144(c) such information as is required for the Purchasers to sell the Restricted ADRs under Rule 144.

4.3          No Integration. The Company shall not, and shall use its best efforts to ensure that no Affiliate of the Company shall, sell, offer for sale or solicit offers to buy or otherwise negotiate in respect of any security (as defined in Section 2 of the Securities Act) that will be integrated with the offer or sale of the Shares in a manner that would require the registration under the Securities Act of the sale of the Shares to the Purchasers named on the signature pages to this Agreement.

4.4          Subsequent Registrations. Other than pursuant to the Registration Statement, prior to the date occurring sixty (60) days after the Effective Date, the Company shall not file any registration statement (other than on Form S-8) with the Commission with respect to any securities of the Company.

4.5          Securities Laws Disclosure; Publicity. By 9:00 a.m. (New York City time) on the Trading Day immediately following the execution of this Agreement, the Company shall issue a press release (the “Press Release”) reasonably acceptable to the Purchasers disclosing all material terms of the transactions contemplated hereby. Notwithstanding the foregoing, the Company shall not publicly disclose the name of any Purchaser, or include the name of any Purchaser in any press release or filing with the Commission (other than the Registration Statement) or any regulatory agency or Trading Market, without the prior written consent of such Purchaser, except to the extent such disclosure is required by law, request of the Staff of the Commission or Trading Market regulations. From and after the issuance of the Press Release, no Purchaser shall be in possession of any material, non-public information received from the Company, any of its Subsidiaries or any of its respective officers, directors, employees or agents, that is not disclosed in the Press Release. The Company shall not, and shall cause each of its Subsidiaries and each of their respective officers, directors, employees and agents, not to, provide any Purchaser with any material, non-public information regarding the Company or any of its Subsidiaries from and after the filing of the Press Release without the express written consent of such Purchaser. In the event of a breach of the foregoing covenant by the Company, and provided that the Company shall have failed (following proper written request therefore) to make an appropriate public disclosure consistent with the requirements of Regulation FD, any Subsidiary, or each of their respective officers, directors, employees and agents, in addition to any other remedy provided herein or in the Transaction Documents, a Purchaser shall have the right to make a public disclosure, in the form of a press release, public advertisement or otherwise, of such material non-public information without the prior approval by the Company, its Subsidiaries, or any of its or their respective officers, directors, employees or agents. No Purchaser shall have any liability to the Company, its Subsidiaries, or any of their respective officers, directors, employees or agents for any such disclosure.

2.3        Indemnification..

(a)          Indemnification of Purchasers. In addition to the indemnity provided in the Registration Rights Agreement, the Company will indemnify and hold the Purchasers and their directors, officers, shareholders, partners, members, managers, employees and agents (each, a “Purchaser Party”) harmless from any and all losses, liabilities, obligations, claims, contingencies, damages, costs and expenses, including all judgments, amounts paid in settlements, court costs and reasonable attorneys' fees and costs of investigation (collectively, “Losses”) that any such Purchaser Party may suffer or incur as a result of or relating to any misrepresentation, breach or inaccuracy of any representation, warranty, covenant or agreement made by the Company in any Transaction Document; provided, however, that the Company shall not be obligated to indemnify and hold any Purchaser Party harmless for any Losses to the extent indemnity for such losses is obtained by such Purchaser Party under Section 5(a) of the Registration Rights Agreement (including, without limitation, any Losses for which indemnity may be sought by such Purchaser Party under such Section but in unavailable pursuant to the terms thereof. In addition to the indemnity contained herein, the Company will reimburse each Purchaser Party for its reasonable legal and other expenses (including the cost of any investigation, preparation and travel in connection therewith) incurred in connection therewith, as such expenses are incurred. If and to the extent that such indemnification is unenforceable for any reason, the Company shall make the maximum contribution to the payment and satisfaction of such losses permissible under applicable law. Notwithstanding anything in this Section 4.6(a) to the contrary, if a Purchaser Party is entitled to indemnification under the Registration Rights Agreement with respect to a given set of facts or circumstances relating to any "Registration Statement", any "Prospectus" or any form of prospectus or in any amendment or supplement thereto or any preliminary prospectus (as those terms are defined therein), filed pursuant to such Registration Rights Agreement, and such indemnification is not available due to an express limitation set forth in Section 5(a) of the Registration Rights Agreement, then such Purchaser Party shall not be entitled to indemnification under this Section 4.6(a) to the extent that Losses arise from such facts and circumstances.

(b)          Conduct of Indemnification Proceedings. Promptly after receipt by any Person (the “Indemnified Person”) of notice of any demand, claim or circumstances which would or might give rise to a claim or the commencement of any action, proceeding or investigation in respect of which indemnity may be sought pursuant to Section 4.6(a), such Indemnified Person shall promptly notify the Company in writing and the Company shall assume the defense thereof, including the employment of counsel reasonably satisfactory to such Indemnified Person, and shall assume the payment of all fees and expenses; provided, however, that the failure of any Indemnified Person so to notify the Company shall not relieve the Company of its obligations hereunder except to the extent that the Company is actually and materially prejudiced by such failure to notify. In any such proceeding, any Indemnified Person shall have the right to retain its own counsel, but the fees and expenses of such counsel shall be at the expense of such Indemnified Person unless: (i) the Company and the Indemnified Person shall have mutually agreed to the retention of such counsel; or (ii) in the reasonable judgment of counsel to such Indemnified Person representation of both parties by the same counsel would be inappropriate due to actual or potential differing interests between them. It is understood and agreed that the Company shall not, in connection with any proceeding or related proceeding in the same jurisdiction, be liable for the fees and expenses of more than one separate firm for all Indemnified Persons unless in the reasonable judgment of counsel to an Indemnified Person representation of all of the Indemnified Persons by the same counsel would be inappropriate due to actual differing interests between such Indemnified Person and the other such Indemnified Persons. The Company shall not be liable for any settlement of any proceeding effected without its written consent, which consent shall not be unreasonably withheld, delayed or conditioned, but if settled without such consent, or if there be a final judgment for the plaintiff, the Company shall indemnify and hold harmless such Indemnified Person from and against any Losses by reason of such settlement or judgment. Without the prior written consent of the Indemnified Person, the Company shall not effect any settlement of any pending or threatened proceeding in respect of which any Indemnified Person is or could have been a party and indemnity could have been sought hereunder by such Indemnified Party, unless such settlement includes an unconditional release of such Indemnified Person from all liability arising out of such proceeding.

4.7          Listing of Securities; ADR Facility. Promptly following the date hereof and the Effective Date, the Company shall take all necessary action to cause the ADSs representing the Shares to be listed upon each Trading Market, if any, upon which the Company’s ADSs are then listed (subject to official notice of issuance) and shall maintain, so long as any other ADSs shall be so listed, such listing. Further, if the Company applies to have its ADSs or other securities listed on any other Trading Market it shall include in such application the ADSs that may represent the Shares and will take such other action as is necessary to cause the ADSs representing the Shares to be listed on such other Trading Market as promptly as practicable.

4.8          Use of Proceeds. The Company intends to use the net proceeds from the sale of the Shares hereunder for working capital and general corporate purposes and not for the satisfaction of any portion of the Company’s debt (other than payment of trade payables and accrued expenses in the ordinary course of the Company’s business and consistent with prior practices), or to redeem any Ordinary Shares or Ordinary Share Equivalents or to settle any outstanding Action.

ARTICLE V.

CONDITIONS PRECEDENT TO CLOSING

5.1          Conditions Precedent to the Obligations of the Purchasers to Purchase Shares. The obligation of each Purchaser to acquire Shares at the Closing is subject to the fulfillment to such Purchaser’s reasonable satisfaction, on or prior to the Closing Date, of each of the following conditions, any of which may be waived by such Purchaser (as to itself only):

(a)          Representations and Warranties. The representations and warranties of the Company contained herein shall be true and correct in all material respects (except to the extent that any such representation or warranty is already qualified by materiality, in which case it shall be true and correct in all respects) as of the date when made and as of the Closing Date, as though made on and as of such date;

(b)          Performance. The Company and each other Purchaser shall have performed, satisfied and complied in all material respects with all covenants, agreements and conditions required by the Transaction Documents to be performed, satisfied or complied with by it at or prior to the Closing;

(c)          No Injunction. No statute, rule, regulation, executive order, decree, ruling or injunction shall have been enacted, entered, promulgated or endorsed by any court or governmental authority of competent jurisdiction that prohibits the consummation of any of the transactions contemplated by the Transaction Documents;

(d)          Consents. The Company shall have obtained in a timely fashion any and all consents, permits, approvals, registrations and waivers necessary or appropriate for consummation of the purchase and sale of the Shares, all of which shall be and remain so long as necessary in full force and effect;

(e)          Adverse Changes. Since the date of execution of this Agreement, no event or series of events shall have occurred that reasonably could have or result in a Material Adverse Effect;

(f)           No Suspensions of Trading in ADRs; Listing. Trading in the ADRs shall not have been suspended by the Commission or any Trading Market (except for any suspensions of trading of not more than one Trading Day solely to permit dissemination of material information regarding the Company) at any time since the date of execution of this Agreement, and the ADRs shall have been at all times since such date listed for trading on a Trading Market;

(g)          Company Deliverables. The Company shall have delivered the Company Deliverables in accordance with Section 2.2(a);

(h)          Compliance Certificate. The Company shall have delivered to each Purchaser a certificate, dated as of the Closing Date and signed by its Chief Executive Officer or its Chief Financial Officer, dated as of the Closing Date, certifying to the fulfillment of the conditions specified in Sections 5.1(a), (b), (c), (d), (e) and (f); and

(i)           Termination.      This Agreement shall not have been terminated as to such Purchaser in accordance with Section 6.17 herein.

5.2          Conditions Precedent to the Obligations of the Company to sell Shares. The Company's obligation to sell and issue the Shares at the Closing is subject to the fulfillment to the satisfaction of the Company on or prior to the Closing Date of the following conditions, any of which may be waived by the Company:

(a)          Representations and Warranties. The representations and warranties made by the Purchasers in Section 3.2 hereof shall be true and correct in all material respects as of the date when made, and as of the Closing Date as though made on and as of such date;

(b)          Performance. The Purchasers shall have performed, satisfied and complied in all material respects with all covenants, agreements and conditions required by the Transaction Documents to be performed, satisfied or complied with by the Purchasers at or prior to the Closing;

(c)          No Injunction. No statute, rule, regulation, executive order, decree, ruling or injunction shall have been enacted, entered, promulgated or endorsed by any court or governmental authority of competent jurisdiction that prohibits the consummation of any of the transactions contemplated by the Transaction Documents;

(d)          Purchasers Deliverables. Each Purchaser shall have delivered its Purchaser Deliverables in accordance with Section 2.2(b); and

(e)          Termination.      This Agreement shall not have been terminated as to any Purchaser in accordance with Section 6.17 herein and no Purchaser shall have elected not to purchase Shares for failure of any of the conditions precedent set forth in Section 5.1 to be satisfied (each, a "Termination Event"); provided, however, that if a Termination Event shall have arisen with respect to a Purchaser or Purchasers that, in the aggregate, have subscribed for less than 20% of the Shares, the Company will cause its Board of Directors to convene a meeting to consider whether to authorize the issuance of such lesser amount of Shares for which there shall be remaining Purchasers, it being understood for the avoidance of doubt that the Board of Directors shall be under no obligation to approve such issuance.

ARTICLE VI.

MISCELLANEOUS

6.1          Fees and Expenses. At Closing, the Company shall reimburse the Placement Agent for the reasonable fees and expenses in connection with the transactions contemplated by this Agreement, which the Company agrees shall include the reasonable fees and expenses of the Placement Agent Counsel (which fees shall include, without limitation, the fees and expenses associated with the negotiation, preparation and execution and delivery of this Agreement and the other Transaction Documents and any amendments, modifications or waivers thereto), all in accordance with, and subject to the limitations set out in, a separate letter agreement. Except as set forth above, the Company and the Purchasers shall each pay the fees and expenses of their respective advisers, counsel, accountants and other experts, if any and all other expenses incurred by such party in connection with the negotiation, preparation, execution, delivery and performance of this Agreement. The Company shall pay all Transfer Agent fees, stamp taxes and other taxes and duties levied in connection with the sale and issuance of the Shares and ADRs. Each party acknowledges that the Placement Agent Counsel has rendered legal advice to the Placement Agent, and not to such party in connection with the transactions contemplated hereby, and that such party has relied for such matters on the advice of its own respective counsel.

6.2          Entire Agreement. The Transaction Documents, together with the Exhibits and Schedules thereto, contain the entire understanding of the parties with respect to the subject matter hereof and supersede all prior agreements, understandings, discussions and representations, oral or written, with respect to such matters, which the parties acknowledge have been merged into such documents, exhibits and schedules. At or after the Closing, and without further consideration, the Company and the Purchasers will execute and deliver to the other such further documents as may be reasonably requested in order to give practical effect to the intention of the parties under the Transaction Documents.

6.3          Notices. Any and all notices or other communications or deliveries required or permitted to be provided hereunder shall be in writing and shall be deemed given and effective on the earliest of (a) the date of transmission, if such notice or communication is delivered via facsimile (provided the sender receives a machine-generated confirmation of successful transmission) at the facsimile number specified in this Section prior to 5:00 p.m. (New York City time) on a Trading Day, (b) the next Trading Day after the date of transmission, if such notice or communication is delivered via facsimile at the facsimile number specified in this Section on a day that is not a Trading Day or later than 5:00 p.m. (New York City time) on any Trading Day, (c) the Trading Day following the date of mailing, if sent by U.S. nationally recognized overnight courier service, or (d) upon actual receipt by the party to whom such notice is required to be given. The address for such notices and communications shall be as follows:

If to the Company:	EDAP TMS S.A. Parc d’Activites la Poudrette-Lamartine 4/6, rue du Dauphine 69120 Vaulx-en-Velin, France Telephone No.: +33(0) 47215 3172 Facsimile No.: +33(0) 47215 3144 Attention: Hugues de Bantel

With a copy to:	Cleary Gottlieb Steen & Hamilton LLP City Place House 55 Basinghall Street London EC2V 5EH England Telephone No.: +44(0) 207 614 2200 Facsimile No.: +44(0) 207 600 1698 Attention: Pierre-Marie Boury

If to a Purchaser:                       To the address set forth under such Purchaser’s name on the signature page hereof;

or such other address as may be designated in writing hereafter, in the same manner, by such Person.

6.4          Amendments; Waivers; No Additional Consideration. No provision of this Agreement may be waived or amended except in a written instrument signed, in the case of an amendment, by the Company and each of the Purchasers or, in the case of a waiver, by the party against whom enforcement of any such waiver is sought. No waiver of any default with respect to any provision, condition or requirement of this Agreement shall be deemed to be a continuing waiver in the future or a waiver of any subsequent default or a waiver of any other provision, condition or requirement hereof, nor shall any delay or omission of either party to exercise any right hereunder in any manner impair the exercise of any such right. No consideration shall be offered or paid to any Purchaser to amend or consent to a waiver or modification of any provision of any Transaction Document unless the same consideration is also offered to all Purchasers who then hold Shares or ADRs.

6.5          Construction. The headings herein are for convenience only, do not constitute a part of this Agreement and shall not be deemed to limit or affect any of the provisions hereof. The language used in this Agreement will be deemed to be the language chosen by the parties to express their mutual intent, and no rules of strict construction will be applied against any party. This Agreement shall be construed as if drafted jointly by the parties, and no presumption or burden of proof shall arise favoring or disfavoring any party by virtue of the authorship of any provisions of this Agreement or any of the Transaction Documents.

6.6          Successors and Assigns. The provisions of this Agreement shall inure to the benefit of and be binding upon the parties and their successors and permitted assigns. This Agreement, or any rights or obligations hereunder, may not be assigned by the Company without the prior written consent of the Purchasers. Any Purchaser may assign its rights under Sections 4.1, 4.2, 4.3, 4.4 and Section 6 (other than 6.17) in whole or in part to any Person to whom such Purchaser assigns or transfers any Shares or ADSs in compliance with this agreement and applicable law, provided any such Person agrees in writing to abide by the terms and conditions of Sections 4.1, 4.2, 4.3, 4.4 and Section 6 (other than 6.17) to the extent assigned to such Person.

6.7            No Third-Party Beneficiaries. This Agreement is intended for the benefit of the parties hereto and their respective successors and permitted assigns and is not for the benefit of, nor may any provision hereof be enforced by, any other Person, except (i) each Purchaser Party is an intended third party beneficiary of Section 4.6, and (ii) Placement Agent is an intended third party beneficiary of Article III hereof, and each Purchaser Party or the Placement Agent, as the case may be, may enforce the provisions of such Sections directly against the parties with obligations thereunder .

6.8          Governing Law. All questions concerning the construction, validity, enforcement and interpretation of this Agreement shall be governed by and construed and enforced in accordance with the internal laws of the State of New York, without regard to the principles of conflicts of law thereof. Each party agrees that all Proceedings concerning the interpretations, enforcement and defense of the transactions contemplated by this Agreement and any other Transaction Documents (whether brought against a party hereto or its respective Affiliates, employees or agents) shall be commenced exclusively in the New York Courts. Each party hereto hereby irrevocably submits to the exclusive jurisdiction of the New York Courts for the adjudication of any dispute hereunder or in connection herewith or with any transaction contemplated hereby or discussed herein (including with respect to the enforcement of the any of the Transaction Documents), and hereby irrevocably waives, and agrees not to assert in any Proceeding, any claim that it is not personally subject to the jurisdiction of any such New York Court, or that such Proceeding has been commenced in an improper or inconvenient forum. The Company irrevocably waives its rights under the provisions of Article 14 and Article 15 of the French Civil Code. Each party hereto hereby irrevocably waives personal service of process and consents to process being served in any such Proceeding by mailing a copy thereof via registered or certified mail or overnight delivery (with evidence of delivery) to such party at the address in effect for notices to it under this Agreement and agrees that such service shall constitute good and sufficient service of process and notice thereof. Nothing contained herein shall be deemed to limit in any way any right to serve process in any manner permitted by law. Each party hereto hereby irrevocably waives, to the fullest extent permitted by applicable law, any and all right to trial by jury in any legal proceeding arising out of or relating to this Agreement or the transactions contemplated hereby. Notwithstanding the foregoing, the Company hereby appoints Corporation Service Company, having an address at 1133 Avenue of the Americas, Suite 3100, New York, New York 10036, as its agent for the receipt of service of process in the United States, and shall maintain an agent for service of process in the United States for all applicable periods under this Agreement. The Company agrees that any document may be effectively served on it in connection with any action, suit or proceeding in the United States by service on such agent.

6.9          Survival. Subject to applicable statute of limitations, the representations, warranties, agreements and covenants contained herein shall survive the Closing and the delivery of the Shares and Restricted ADRs.

6.10       Execution. This Agreement may be executed in two or more counterparts, all of which when taken together shall be considered one and the same agreement and shall become effective when counterparts have been signed by each party and delivered to the other party, it being understood that both parties need not sign the same counterpart. In the event that any signature is delivered by facsimile transmission, such signature shall create a valid and binding obligation of the party executing (or on whose behalf such signature is executed) with the same force and effect as if such facsimile signature page were an original thereof.

6.11       Severability. If any provision of this Agreement is held to be invalid or unenforceable in any respect, the validity and enforceability of the remaining terms and provisions of this Agreement shall not in any way be affected or impaired thereby and the parties will attempt to agree upon a valid and enforceable provision that is a reasonable substitute therefor, and upon so agreeing, shall incorporate such substitute provision in this Agreement.

6.12       Rescission and Withdrawal Right. Notwithstanding anything to the contrary contained in (and without limiting any similar provisions of) the Transaction Documents, whenever any Purchaser exercises a right, election, demand or option under a Transaction Document and the Company does not timely perform its related obligations within the periods therein provided, then such Purchaser may rescind or withdraw, in its sole discretion from time to time upon written notice to the Company, any relevant notice, demand or election in whole or in part without prejudice to its future actions and rights.

6.13       Remedies. In addition to being entitled to exercise all rights provided herein or granted by law, including recovery of damages, each of the Purchasers and the Company will be entitled to specific performance under the Transaction Documents. The parties agree that monetary damages may not be adequate compensation for any loss incurred by reason of any breach of obligations described in the foregoing sentence and hereby agrees to waive in any action for specific performance of any such obligation (other than in connection with any action for a temporary restraining order) the defense that a remedy at law would be adequate.

6.14       Payment Set Aside. To the extent permitted by law, to the extent that the Company makes a payment or payments to any Purchaser pursuant to any Transaction Document or a Purchaser enforces or exercises its rights thereunder, and such payment or payments or the proceeds of such enforcement or exercise or any part thereof are subsequently invalidated, declared to be fraudulent or preferential, set aside, recovered from, disgorged by or are required to be refunded, repaid or otherwise restored to the Company, a trustee, receiver or any other person under any law (including, without limitation, any bankruptcy law, U.S. federal or state law, common law or equitable cause of action), then to the extent of any such restoration the obligation or part thereof originally intended to be satisfied shall be revived and continued in full force and effect as if such payment had not been made or such enforcement or setoff had not occurred.

6.15       Adjustments. In the event of any split, subdivision, dividend or distribution payable in Ordinary Shares (or other securities or rights convertible into, or entitling the holder thereof to receive directly or indirectly Ordinary Shares), combination or other similar recapitalization or event occurring after the date hereof, each reference in any Transaction Document to a number of shares or a price per share shall be amended to appropriately account for such event.

6.16       Independent Nature of Purchasers' Obligations and Rights. The obligations of each Purchaser under any Transaction Document are several and not joint with the obligations of any other Purchaser, and no Purchaser shall be responsible in any way for the performance of the obligations of any other Purchaser under any Transaction Document. The decision of each Purchaser to purchase Shares pursuant to the Transaction Documents has been made by such Purchaser independently of any other Purchaser and independently of any information, materials, statements or opinions as to the business, affairs, operations, assets, properties, liabilities, results of operations, condition (financial or otherwise) or prospects of the Company or any Subsidiary which may have been made or given by any other Purchaser or by any agent or employee of any other Purchaser, and no Purchaser and any of its agents or employees shall have any liability to any other Purchaser (or any other Person) relating to or arising from any such information, materials, statement or opinions. Nothing contained herein or in any Transaction Document, and no action taken by any Purchaser pursuant thereto, shall be deemed to constitute the Purchasers as a partnership, an association, a joint venture or any other kind of entity, or create a presumption that the Purchasers are in any way acting in concert or as a group with respect to such obligations or the transactions contemplated by the Transaction Documents. Each Purchaser acknowledges that no other Purchaser has acted as agent for such Purchaser in connection with making its investment hereunder and that no Purchaser will be acting as agent of such Purchaser in connection with monitoring its investment in the Shares or enforcing its rights under the Transaction Documents. Each Purchaser shall be entitled to independently protect and enforce its rights, including without limitation the rights arising out of this Agreement or out of the other Transaction Documents, and it shall not be necessary for any other Purchaser to be joined as an additional party in any proceeding for such purpose. The Company acknowledges that each of the Purchasers has been provided with the same Transaction Documents for the purpose of closing a transaction with multiple Purchasers and not because it was required or requested to do so by any Purchaser. The Company’s obligations to each Purchaser under this Agreement are identical to its obligations to each other Purchaser other than such differences resulting solely from the number of Shares purchased by such Purchaser, but regardless of whether such obligations are memorialized herein or in another agreement between the Company and a Purchaser.

6.17       Termination. This Agreement may be terminated and the sale and purchase of the Shares abandoned at any time prior to the Closing by either the Company or any Purchaser (with respect to itself only) upon written notice to the other, if the Closing has not been consummated on or prior to 5:00 p.m. (New York City time) on the Outside Date; provided, however, that the right to terminate this Agreement under this Section 6.17 shall not be available to any Person whose failure to comply with its obligations under this Agreement has been the cause of or resulted in the failure of the Closing to occur on or before such time. Nothing in this Section 6.17 shall be deemed to release any party from any liability for any breach by such party of the terms and provisions of this Agreement or the other Transaction Documents or to impair the right of any party to compel specific performance by any other party of its obligations under this Agreement or the other Transaction Documents. In the event of a termination pursuant to this Section, the Company shall promptly notify all non-terminating Purchasers. Upon a termination in accordance with this Section, the Company may, in its sole discretion, elect to terminate this Agreement with respect to all other Purchasers. In the event the Company elects to terminate this Agreement with respect to all Purchasers, no party hereunder shall have any further obligation or liability (including arising from such termination) to any other party, including under the Transaction Documents as a result therefrom. If the Company elects to terminate this Agreement only with the terminating Purchaser(s), the Company and the terminating Purchaser(s) shall not have any further obligation or liability (including arising from such termination) to the other and no Purchaser will have any liability to any other Purchaser under the Transaction Documents as a result therefrom.

[REMAINDER OF PAGE INTENTIONALLY LEFT BLANK

SIGNATURE PAGES FOLLOW]

IN WITNESS WHEREOF, the parties hereto have caused this Securities Purchase Agreement to be duly executed by their respective authorized signatories as of the date first indicated above.

EDAP TMS S.A.

By:_______________________________________
      Name:
      Title:

[REMAINDER OF PAGE INTENTIONALLY LEFT BLANK

SIGNATURE PAGE FOR PURCHASERS FOLLOW]

NAME OF PURCHASER: ____________________________
By:
Name:
Title:
Purchase Price Per Share:	US$_______________
Aggregate Purchase Price (Subscription Amount): US$__________

Number of Shares to be acquired: ______________________

Tax ID No.: ____________________

Address for Notice:
______________________________________ ______________________________________ ______________________________________
Telephone No.: ______________________________
Facsimile No.: _______________________________
Attention: __________________________________

Delivery Instructions:

(if different than above)

c/o _______________________________

Street: ____________________________

City/State/Zip: ______________________

Attention: __________________________

Telephone No.: ____________________________

EXHIBITS:

A:	Form of Registration Rights Agreement
B:	Form of Opinion of Company Counsel
C-1:	Institutional Accredited Investor Questionnaire
C-2:	ADR Registration Questionnaire
D:	Wire Instructions
E-1:	Subscription Form (English Version)
E-2:	Subscription Form (French Version)

SCHEDULES:

3.1(a) Subsidiaries

3.1(g) Capitalization

EXHIBIT A

Form of Registration Rights Agreement

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EXHIBIT B

Form of Opinion of Company Counsel

In form and substance reasonably satisfactory to the Placement Agent and delivered by Company Counsel at Closing.

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INSTRUCTION SHEET FOR EXHIBITS C THRU E

(to be read in conjunction with the entire Securities Purchase Agreement and

Registration Rights Agreement)

A.                     Complete the following items in the Securities Purchase Agreement and/or Registration Rights Agreement:

1.	Provide the information regarding the Purchaser requested on the signature page. The Securities Purchase Agreement must be executed by an individual authorized to bind the Purchaser.

2.	Exhibit C-1 – Institutional Accredited Investor Questionnaire:

Provide the information requested by Exhibit C-1 (the Certificate for Corporations, Partnerships, Trusts, Foundations, Joint Purchasers (other than married couples) and Other Entities)

3.	Exhibit C-2 – ADR Registration Questionnaire:

Provide the information requested by the ADR Registration Questionnaire.

4.	Annex B to the Registration Rights Agreement-Selling Securityholder Notice and Questionnaire

Provide the information requested by the Selling Securityholder Notice and Questionnaire

5.	Return the signed Securities Purchase Agreement and Registration Rights Agreement to:

Lou Ellis

Roth Capital Partners, LLC

24 Corporate Plaza

Newport Beach, CA 92660

Tel: 949-720-5739

Fax: 949-720-7227

Email: LEllis@rothcp.com

B.	Instructions regarding the transfer of funds for the purchase of Shares is set forth on Exhibit D to the Securities Purchase Agreement.

C.

Upon the resale of the Registrable Shares by the Purchaser after the Registration Statement covering the Registrable Shares is effective, as described in the Securities Purchase Agreement, the Purchaser must confirm that a current prospectus is deemed to be delivered to such buyer in accordance with Rule 172.

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EXHIBIT C-1

Institutional Accredited Investor Questionnaire

Corporations, Partnerships, Trusts, Foundations,

Joint Purchasers (other than married couples) and Other Entities

If the Purchaser is a corporation, partnership, trust, pension plan, foundation, joint purchaser (other than a married couple) or other entity, an authorized officer, partner, or trustee must complete, date and sign this Certificate.

CERTIFICATE

The undersigned certifies that the representations and responses below are true and accurate:

(a)          The Purchaser has been duly formed and is validly existing and has full power and authority to invest in the Company. The person signing on behalf of the undersigned has the authority to execute and deliver the Securities Purchase Agreement on behalf of the Purchaser and to take other actions with respect thereto.

(b )         Indicate the form of entity of the undersigned:

__	Limited Partnership
__	General Partnership
__	Corporation
__	Revocable Trust (identify each grantor and indicate under what circumstances the trust is revocable by the grantor:

(Continue on a separate piece of paper, if necessary.)

__	Other Type of Trust (indicate type of trust and, for trusts other than pension trusts, name the grantors and beneficiaries:

(Continue on a separate piece of paper, if necessary.)

__	Other form of organization (indicate form of organization ( )).

(c)          Indicate the approximate date the undersigned entity was formed:

(d)          In order for the Company to offer and sell the Shares in conformance with U.S. federal and state securities laws, the following information must be obtained regarding your investor status. Please initial each category applicable to you as a Purchaser of Shares of the Company.

__ (1)	A bank as defined in Section 3(a)(2) of the Securities Act, or any savings and loan association or other institution as defined in Section 3(a)(5)(A) of the Securities Act whether acting in its individual or fiduciary capacity;

__ (2)	A broker or dealer registered pursuant to Section 15 of the Securities Exchange Act of 1934;

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__ (3)	An insurance company as defined in Section 2(13) of the Securities Act;

__ (4)	An investment company registered under the Investment Company Act of 1940 or a business development company as defined in Section 2(a)(48) of that Act;

__ (5)	A Small Business Investment Company licensed by the U.S. Small Business Administration under Section 301(c) or (d) of the Small Business Investment Act of 1958;

__ (6)	A plan established and maintained by a state, its political subdivisions, or any agency or instrumentality of a state or its political subdivisions, for the benefit of its employees, if such plan has total assets in excess of $5,000,000;

__ (7)	An employee benefit plan within the meaning of the Employee Retirement Income Security Act of 1974, if the investment decision is made by a plan fiduciary, as defined in Section 3(21) of such act, which is either a bank, savings and loan association, insurance company, or registered investment adviser, or if the employee benefit plan has total assets in excess of $5,000,000 or, if a self-directed plan, with investment decisions made solely by persons that are accredited investors;

__ (8)	A private business development company as defined in Section 202(a)(22) of the Investment Advisers Act of 1940;

__ (9)	An organization described in Section 501(c)(3) of the Internal Revenue Code, a corporation, Massachusetts or similar business trust, or partnership, not formed for the specific purpose of acquiring the Shares, with total assets in excess of $5,000,000;

__ (10)	A trust, with total assets in excess of $5,000,000, not formed for the specific purpose of acquiring the Shares, whose purchase is directed by a sophisticated person who has such knowledge and experience in financial and business matters that such person is capable of evaluating the merits and risks of investing in the Company;

__ (11)	An entity in which all of the equity owners qualify under any of the above subparagraphs. If the undersigned belongs to this investor category only, list the equity owners of the undersigned, and the investor category which each such equity owner satisfies:

(Continue on a separate piece of paper, if necessary.)

Dated:                             , 2006

Name of Purchaser

Signature and title of authorized officer, partner or trustee

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EXHIBIT C-2

ADR Registration Questionnaire

Pursuant to Section 2.2(b) of the Securities Purchase Agreement, please provide us with the following information:

1.	The exact name that the ADRs are to be registered in (this is the name that will appear on the Transfer Agent’s registry of ADRs). You may use a nominee name if appropriate:

2.	The relationship between the Purchaser and the Registered Holder listed in response to Item 1 above:

3.	The mailing address, telephone and telecopy number of the Registered Holder listed in response to Item 1 above:

4.	The Tax Identification Number of the Registered Holder listed in response to Item 1 above:

5.	Details of Broker-Dealer to whom ADRs must be delivered (if relevant)

6.	Other relevant details regarding ADRs delivery.

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EXHIBIT D

Wire Instructions

PLEASE REMIT BY WIRE TRANSFER THE AMOUNT OF FUNDS EQUAL TO THE AGGREGATE PURCHASE PRICE FOR THE SECURITIES BEING PURCHASED BY THE INVESTOR TO THE FOLLOWING ACCOUNT:

Wire Room of:	PNC Bank New Jersey
Caldwell, NJ

ABA #	031207607

For credit to:	Lowenstein Sandler PC Special Trust Account I

Account #	8025720174

For International wires please use SWIFT Code: PNCCUS33

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EXHIBIT E-1

Subscription Form

(English Version)

This is a free translation from the French language and is supplied solely for information purposes. Only the original version in French language has legal force.

EDAP TMS S.A.

A French société anonyme with a capital of € 1,087,166.73

Registered office: Parc d'activité La Poudrette Lamartine

4, rue du Dauphiné

69120 Vaulx-en-Velin (France)

316 488 204 Registry of Commerce and Companies of Lyon

__________________

Further to a delegation of the Ordinary and Extraordinary Shareholders’ Meeting of EDAP TMS (the “Company”) dated June 29, 2006 and a decision of the Board of Directors’ meeting of the Company dated July 27, 2006, a capital increase reserved for a category of investors, without preferential subscription rights, is carried out through cash contribution of a nominal amount of € [amount in letters] ([amount in figures]) by means of creation of [number in letters] ([number in figures]) new shares, issued with an issuance premium of € [amount in letters] ([amount in figures]), and which shall be fully paid-up at the time of their subscription. The share capital would therefore be increased from one million eighty-seven thousand one hundred and sixty-six euros seventy-three cents (1,087,166.73) to € [amount in letters] ([amount in figures]).

The funds from payments relating to this capital increase shall be deposited into the account “Capital increase” opened in the Company’s name in the books of the bank Natexis Banques Populaires Lyon, 19 Place Tolozan, BP 1204, 69209 Lyon Cedex 01, France, IBAN code No. FR76 30007 53029 04293116000 91, US dollars bank account No. 04293116000 USD.

Subscription Form

The undersigned: [Investor’s name], domiciled at [contact information], represented by Mrs./Mr. [•],

Hereby declares that [Investor’s name], beneficiary of the suppression of preferential subscription rights, subscribes to [number in letters] ([number in figures]) new shares, issued as part of the Company’s capital increase.

Declares that [Investor’s name] pays-up the aggregate amount of its subscription, i.e. a total amount of € [amount in letters] ([amount in figures]), including € [amount in letters] ([amount in figures]) as nominal amount and € [amount in letters] ([amount in figures]) as issuance premium. [Investor’s name] pays-up the amount of its subscription by transfer of USD [amount in letters] ([amount in figures]) on its behalf in the account opened in the name of EDAP TMS, in the books of the bank Natexis Banques Populaires Lyon, 19 Place Tolozan, BP 1204, 69209 Lyon Cedex 01, France, IBAN code No. FR76

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30007 53029 04293116000 91, US dollars bank account No. 04293116000 USD. This amount will be converted then into euros and transferred to the account “Capital increase” abovementioned.

The undersigned acknowledges that a copy on un-headed paper of this form will be delivered to it.

Done in [_______], on [July] 2006.

[•]1

Represented by:

_____________________________

Mr. [•]

_________________________

1 Have the signatures preceded by the handwritten mention:

“Valid for subscription to [number in letters] ([number in figures]) shares”.

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EXHIBIT E-2

Subscription Form

(French Version)

EDAP TMS S.A.

Société anonyme au capital de 1.087.166,73 euros

Siège Social : Parc d'activité La Poudrette Lamartine

4, rue du Dauphiné

69120 Vaulx-en-Velin (France)

316 488 204 R.C.S. Lyon

__________________

Suivant délégation de l'Assemblée Générale Mixte des actionnaires de la société EDAP TMS (la “Société”) en date du 29 juin 2006 et décision du conseil d’administration de la Société en date du 27 juillet 2006, il est procédé à une augmentation de capital réservée à une catégorie de personnes, avec suppression du droit préférentiel de souscription, par apport en numéraire d’un montant nominal de [_________ (______)] euros par voie de création de [_________ (______)] actions nouvelles, émises avec une prime d’émission de [_________ (______)] euros, et qui devront, lors de leur souscription, être intégralement libérées. Le capital social serait donc porté de un million quatre-vingt-sept mille cent-soixante-six euros et soixante-treize cents (1.087.166,73) à [_________ (______)] euros.

Les fonds provenant des versements se rapportant à cette augmentation de capital seront déposés sur le compte “Augmentation de capital” ouvert au nom de la Société dans les livres de la banque Natexis Banques Populaires Lyon, 19 Place Tolozan, BP 1204, 69209 Lyon Cedex 01, France, code banque n° 30007, code guichet n° 53029, numéro de compte n° 10293116000, clé 61.

Bulletin de souscription

La soussignée : [Nom du fond], domiciliée [adresse], dûment représentée par Madame/ Monsieur [•],

Déclare par le présent bulletin que [Nom du fond], bénéficiaire de la suppression du droit préférentiel de souscription, souscrit à [_________ (______)] actions nouvelles, émises au titre de l’augmentation de capital de la Société.

Déclare que [Nom du fond] libère l’intégralité du montant de sa souscription, soit un montant total de [_________ (______)] euros, dont [_________ (______)] euros au titre du montant nominal et [_________ (______)] euros au titre de la prime d’émission. [Nom du fond] libère sa souscription par un virement de [_________ (______)] USD effectué pour son compte dans le compte ouvert au nom de EDAP TMS dans les livres de la banque Natexis Banques Populaires Lyon, 19 Place Tolozan, BP 1204, 69209 Lyon Cedex 01, France, code IBAN FR76 30007 53029 04293116000 91, compte en dollars US n° 04293116000 USD. Ledit montant sera ensuite converti en euros et viré sur le compte “Augmentation de capital” susvisvé.

La soussignée reconnaît qu'une copie sur papier libre du présent bulletin lui a été remise.

Fait à [_______], le [juillet] 2006.

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[•]2

Représentée par :

_____________________________

M. [•]

2 Faire précéder les signatures de la mention manuscrite :

« Bon pour la souscription à [_________ (______)] actions ".

_________________________

2 Faire précéder les signatures de la mention manuscrite :

« Bon pour la souscription à [_________ (______)] actions ".

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Schedule 3.1(a)

List of Subsidiaries of EDAP TMS S.A.

Name of Subsidiary	Jurisdiction of Incorporation	Ownership Percentage(1)
Technomed Medical Systems S.A.	France	100%
EDAP S.A.	France	100%
EDAP Technomed S.r.l.	Italy	100%
EDAP Technomed, Inc.	United States	100%
EDAP Technomed Co. Ltd.	Japan	100%
EDAP Technomed Sdn Bhd	Malyasia	100%
EDAP GmbH	Germany	100%

_________________

(1) Includes shares held directly or indirectly by EDAP TMS S.A.

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Schedule 3.1(g)

Capitalization as of July 19, 2006

Number of issued shares:	8,362,821
Number of treasury shares (for the exercise of stock purchase options):	521,990
Number of outstanding shares:	7,840,831
Stock subscription options[1]:	100,000
Free shares to be granted depending on performance goals[1]:	552,900
Warrants Healthtronics[1]:	800,000

_________________________

1	These options may be exercised as of July 19, 2006, each option granting a right to subscribe for one share.
2	These shares may be granted if the 2006-2007 goals are achieved.
3	200,000 warrants out of the 800,000 may be exercised as of July 19, 2006, each warrant granting a right to subscribe for one share.

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